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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
AMR Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                        April 20, 2007

Dear Stockholder,

             We cordially invite you to attend AMR Corporation's annual meeting of stockholders that we will be holding on Wednesday, May 16, 2007, at 8:00 a.m. (Central Daylight Time) at the American Airlines Training & Conference Center in Fort Worth, Texas. If you were a holder of record of AMR Corporation common stock at the close of business on March 19, 2007, the record date for the annual meeting, you will be entitled to vote at the meeting. Enclosed are the Notice of Annual Meeting, Proxy Statement, and Annual Report for 2006 (which contains our Annual Report on Form 10-K/A (without exhibits) for the fiscal year ended December 31, 2006). The attached Proxy Statement describes the business we plan to transact at the meeting and provides other information about the company that you should know when you vote your shares.

             Your vote is important. Please read the attached Proxy Statement carefully and submit your proxy as soon as possible. You have a choice of submitting your proxy by using the Internet, by telephone, or by completing and returning by mail the enclosed proxy card or voting instruction form.

             In addition to the formal business we plan to transact, management will make a presentation on significant developments from the past year and respond to comments and questions of general interest to stockholders.

             The Board of Directors and management look forward to seeing you at our annual meeting on Wednesday, May 16, 2007.

Sincerely yours,

Gerard J. Arpey Chairman, President and Chief Executive Officer

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

2007 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, May 16, 2007
TIME	Registration Begins:	7:15 a.m., Central Daylight Time
	Meeting Begins:	8:00 a.m., Central Daylight Time
PLACE	American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South Fort Worth, Texas 76155
ITEMS OF BUSINESS	(1)	to elect twelve directors;
	(2)	to ratify the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for the year ending December 31, 2007;
	(3)	to consider four stockholder proposals; and
	(4)	to transact such other matters as may properly come before the annual meeting or any adjournments thereof.
RECORD DATE	You are entitled to vote at the annual meeting only if you were a stockholder of record at the close of business on Monday, March 19, 2007.
FINANCIAL STATEMENTS
Audited financial statements for the year ended December 31, 2006, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in our Annual Report on Form 10-K/A, which is contained in the Annual Report to Stockholders included in this mailing.
ANNUAL MEETING ADMISSION
To attend the annual meeting, you must have an admission ticket (printed on, or included with, the proxy card or voting instruction form) or other proof of beneficial ownership of AMR Corporation shares (such as a statement from your broker reflecting your stock ownership as of March 19, 2007). We may ask each stockholder to present valid picture identification, such as a driver's license.
VOTING BY PROXY
Your vote is important. Please vote by using the Internet, by telephone, or by signing and returning the enclosed proxy card or voting instruction form as soon as possible to ensure your representation at the annual meeting. The proxy card or voting instruction form contains instructions for each of these voting options.
By Order of the Board of Directors,

Kenneth W. Wimberly Corporate Secretary

April 20, 2007

i

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

PROXY STATEMENT

Annual Meeting of Stockholders
May 16, 2007

        We are mailing this Proxy Statement and the form of proxy to stockholders on or around April 20, 2007 in connection with a solicitation of proxies by the Board of Directors of AMR Corporation for use at the annual meeting of stockholders that we are holding on May 16, 2007. This Proxy Statement also includes information regarding our wholly-owned and principal subsidiary, American Airlines, Inc. The annual meeting of stockholders will be held at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 16, 2007, at 8:00 a.m., Central Daylight Time. You can find a map of the area and directions to the American Airlines Training & Conference Center on the back cover of this Proxy Statement and admission ticket. The physical address of our principal executive offices is AMR Corporation, 4333 Amon Carter Boulevard, MD 5675, Fort Worth, Texas 76155. Our mailing address is set forth above.

ELECTRONIC DELIVERY OF PROXY DOCUMENTS

        Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K/A for the year ended December 31, 2006 are available on our Internet website located at www.aa.com/investorrelations by clicking on the "Company Reports" link.

        As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock registrar and transfer agent, you can choose to receive and access future annual meeting materials electronically by going to American Stock Transfer & Trust Company's website (www.amstock.com) and clicking on "Shareholder Services" or by following the instructions provided when voting via the Internet.

        If you hold your shares of our stock in a brokerage account or through some other third party in street name, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive and view future annual meeting materials over the Internet.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        The purpose of the annual meeting of stockholders is to allow you to vote upon matters, which we outline in this Proxy Statement. These matters include the election of directors, the ratification of the Audit Committee's selection of our independent auditors for the 2007 fiscal year, and the consideration of four stockholder proposals. In addition, management will report on our performance during 2006.

Where is the annual meeting?

        The annual meeting of stockholders will be held at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 16, 2007, at 8:00 a.m. (Central Daylight Time). You can find a map of the area and directions on the back cover of this Proxy Statement and on the admission ticket.

Who can attend the annual meeting?

        Stockholders of record as of the close of business on March 19, 2007, or their duly appointed proxies, may attend the annual meeting. The Flagship Auditorium (which is the site of the annual meeting) can accommodate 275 people. Provided there is adequate room for all stockholders wishing to attend the annual meeting, one guest may accompany each stockholder. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 7:15 a.m. (Central Daylight Time), on May 16, 2007, in the reception area outside the Flagship Auditorium. The doors to the Flagship Auditorium will open at 7:45 a.m. (Central Daylight Time).

        If you plan to attend the annual meeting, you must have an admission ticket. We have included this ticket on, or with, the proxy card or voting instruction form. If you do not have an admission ticket, you will need to bring other proof of beneficial ownership of our stock, such as a copy of a statement from your broker reflecting your stock ownership as of the record date, which the Corporate Secretary deems acceptable. In addition, we may ask stockholders and their guests for a valid picture identification, such as a driver's license. If you do not have valid picture identification and either an admission ticket or appropriate documentation verifying that you own our stock, you may not be admitted to the annual meeting. All properly admitted stockholders and their guests will be required to check-in at the registration desk.

What is the quorum for the annual meeting?

        The presence, in person or by proxy, of the holders of at least one-third of the issued and outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. We will count abstentions and broker non-votes as present for determining whether a quorum exists. If a quorum is not present in person or represented by proxies at the annual meeting, the holders of shares entitled to vote at the annual meeting who are present in person or represented by proxies will have the power to adjourn the annual meeting from time to time until a quorum is present in person or represented by proxies. At any such adjourned and reconvened meeting at which a quorum will be present in person or represented by proxies, any business may be transacted that might have been transacted at the original meeting.

Who is entitled to vote at the annual meeting?

        Only stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting. If you were a stockholder of record on the record date, you will be entitled to vote all of the shares that you held on the record date at the annual meeting, or any postponements or adjournments of the meeting. If you hold your shares in street name, you may vote your shares in person at the annual meeting only if you obtain a legal proxy from the broker or nominee that held your shares on the record date. On the record date, we had 240,260,231 shares of common stock outstanding. Each stockholder of record on the record date will be entitled to one vote in person or by proxy for each share of stock held.

        If you are an employee/participant holding shares of our common stock as an investment option under the $uper $aver 401(k) Plan, you will receive one proxy card for all the shares that you own through the $uper $aver 401(k) Plan. The proxy card will serve as your voting instructions for the investment manager of the $uper $aver 401(k) Plan (United States Trust Company, National Association). To allow sufficient time for the investment manager to vote your $uper $aver 401(k) Plan shares, the investment manager must receive your voting instructions by May 11, 2007. The number of shares you are eligible to vote is based on your unit balance in the $uper $aver 401(k) Plan on the record date. If the investment manager does not receive your instructions by that date, it will vote your $uper $aver 401(k) Plan shares in the same proportion as shares for which instructions were received from other employee/participants in the $uper $aver 401(k) Plan. As of the record date, the $uper $aver 401(k) Plan held an aggregate 760,091 shares of our common stock on behalf of employees/participants.

        Please note that having unexercised stock options under (a) the 1998 Long Term Incentive Plan, as amended, (b) the 2003 Employee Stock Incentive Plan or (c) the 1997 Pilots Stock Option Plan, in and of itself, is not sufficient to entitle the holder of such options to vote at or attend the annual meeting.

How do I vote before the annual meeting?

        Stockholders of record on the record date may vote before the annual meeting, as explained in the detailed instructions on the proxy card or voting instruction form. In summary, you may vote before the annual meeting by any one of the following methods:

  •
  By Internet. If you are a record holder, you can vote on the Internet at the website address shown on the proxy card. The Internet voting procedure allows you to authenticate your identity and vote your shares. In addition, it will confirm that we have properly recorded your instructions. If you hold your shares in street name, the availability of Internet voting will depend on the voting process of your bank or broker. Please follow the Internet voting instructions found on the voting instruction form you receive from your bank or broker. If you elect to vote using the Internet, you may incur telecommunication and/or Internet access charges for which you are responsible.

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  By telephone. If you are a record holder, you can vote by telephone using the telephone number shown on the proxy card. The telephone voting procedure allows you to authenticate your identity and vote your shares. In addition, it will confirm that we have properly recorded your instructions. If you hold your shares in street name, the availability of telephone voting will depend on the voting process of your bank or broker. Please follow the telephone voting instructions found on the voting instruction form you receive from your bank or broker.

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  By mail. If you are a record holder, you can vote by mail by completing, signing and returning the enclosed proxy card in the postage paid envelope provided. The proxies will vote your shares in accordance with your directions provided on the card. If you hold your shares in street name, please follow the mail voting instructions found on the voting instruction form you receive from your bank or broker.

When will Internet and telephone voting facilities close?

        The Internet voting facilities will close at 11:59 p.m. (Central Daylight Time) on May 15, 2007. The telephone voting facilities will be available until the annual meeting begins at 8:00 a.m. (Central Daylight Time) on May 16, 2007.

Can I change my vote after I have voted?

        Yes, even after you have submitted your proxy, (a) as a record holder on the record date, you may change your vote or revoke your proxy at any time before the annual meeting begins by filing a notice of revocation and a properly executed, later-dated proxy with our Corporate Secretary; or (b) whether you are a record holder or hold your shares in street name, you may change your vote or revoke your proxy by attending and voting your shares at the annual meeting, subject to requirements for attending the annual meeting.

How are votes counted?

        With respect to the election of directors, you may either vote "FOR" all or less than all of the nominated directors or your vote may be "WITHHELD" as to one or more of them. Stockholders elect the nominated directors by a plurality of the votes cast at the annual meeting. This means that the stockholders will elect the twelve persons receiving the highest number of "FOR" votes at the annual meeting. See also Majority Voting on page 8 of this Proxy Statement for more information regarding the election of directors.

        With respect to the other five proposals, a majority of the votes cast at the annual meeting is required for approval. With respect to these five proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will have the same effect as a vote "AGAINST."

        If you are a record holder, you may vote your shares in person at the annual meeting, through the mail, by telephone or by the Internet, each as described on the proxy card (see also How do I vote before the annual meeting? for more information). If you sign your proxy card and provide no further instructions, the proxies will vote your shares "FOR" proposals 1 (as to all nominated directors) and 2; and "AGAINST" proposals 3, 4, 5 and 6. With respect to any additional matters that properly come before the annual meeting, the vote will be determined by our proxies, Gerard J. Arpey, David L. Boren and Ann M. Korologos, each with full power to act without the others and with full power of substitution, to vote in their discretion.

        If you hold your shares in street name, follow the instructions on the voting instruction form you receive from your broker (see also How do I vote before the annual meeting? for more information). If you sign your voting instruction form and provide no further instructions, your shares will be voted: "FOR" proposals 1 (as to all nominated directors) and 2; and "AGAINST" proposals 3, 4, 5 and 6. With respect to any additional matters that properly come before the annual meeting, the vote will be determined in the discretion of our proxies. Please note that the election of directors and the ratification of appointment of our independent auditors (Proposals 1 and 2, respectively) are discretionary items under the voting procedures of the New York Stock Exchange. Member brokers of the NYSE who do not receive voting instructions from the beneficial owners may vote such shares in their discretion with respect to these two proposals. Proposals 3, 4, 5 and 6 are non-discretionary items and NYSE member brokers do not have discretion to vote on these proposals. If you do not submit voting instructions and if your broker does not have discretion to vote your shares on a proposal (a broker non-vote), we will not count your shares in determining the outcome of the vote on these proposals. If you hold your shares in street name, you may vote your shares in person at the annual meeting only if you obtain a legal proxy from the broker or nominee that held your shares on the record date.

What are the Board of Directors' recommendations?

        The Board of Directors' recommendations are included with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

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  for the election of the nominated slate of directors (Proposal 1);

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  for the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent auditors for the year ending December 31, 2007 (Proposal 2); and

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  against approval of Stockholder Proposals 3, 4, 5 and 6.

What happens if additional matters are presented at the annual meeting?

        Other than the six proposals earlier described in this Proxy Statement, we are not aware of any other business to be presented at the annual meeting. If you sign and return the proxy card or the voting instruction form, our proxies will have the discretion to vote your shares on any additional matters presented at the annual meeting. If for any reason any director nominee cannot stand for election at the annual meeting, our proxies will vote your shares for the substitute nominee, if any, that the Board of Directors may nominate. We note that our bylaws provide that any stockholder wishing to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials and nominations for directors, must have notified the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the annual meeting.

Who will bear the cost of soliciting proxies for the annual meeting?

        We will pay the cost of this solicitation. In addition to using regular mail, we may use our directors, officers, employees or agents of us or our subsidiaries to solicit proxies, in person or by telephone, facsimile, e-mail or other means of electronic communication. We will also request brokers or nominees who hold common stock in their names to forward proxy materials to the beneficial owners of such stock at our expense. To aid in the solicitation of proxies, we have retained D.F. King & Co., Inc., a firm of professional proxy solicitors, at an estimated fee of $9,500, plus reimbursement of normal expenses.

When and where can I find the voting results of the annual meeting?

        We intend to post the official results to the Investor Relations section of our website (www.aa.com/investorrelations) within two weeks of the annual meeting. The official results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors proposes that stockholders elect at the annual meeting the following twelve director candidates, all of whom currently serve as our directors, to serve until the next annual meeting. Each of the nominees for election as a director has indicated that he or she will serve if elected by the stockholders and has furnished the following information to us with respect to his or her principal occupation or employment and business directorships as of the record date.

        Unless otherwise indicated, all proxy cards and voting instruction forms that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election as a result of unforeseen circumstances, the proxies designated by the Board of Directors intend to vote for the election of the substitute nominee, if any, that the Board of Directors may nominate. Although we will attempt to provide advance notice of such a substitute nominee, we may be unable to do so in certain circumstances.

NOMINEES FOR ELECTION AS DIRECTORS

Gerard J. Arpey (Age 48)
First elected a director in 2003

Chairman, President and Chief Executive Officer of AMR Corporation and American Airlines, Inc., Fort Worth, Texas since May 2004; air transportation. Previously, Mr. Arpey held the following positions with AMR Corporation and with American Airlines: President and Chief Executive Officer (April 2003 to May 2004); President and Chief Operating Officer (April 2002 to April 2003); Executive Vice President Operations (January 2000 to April 2002); and Senior Vice President Finance and Planning and Chief Financial Officer (March 1995 to January 2000).

John W. Bachmann (Age 68)
First elected a director in 2001

Senior Partner, Edward Jones, St. Louis, Missouri since 2004, and Managing Partner from 1980 to January 2004; financial services. Mr. Bachmann began his career at Edward Jones in 1959. He is also a director of the Monsanto Company and the National Association of Securities Dealers (NASD).

David L. Boren (Age 65)
First elected a director in 1994

President, The University of Oklahoma, Norman, Oklahoma since 1994; educational institution. From 1979 through 1994, Mr. Boren was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma. He is also a director of Hiland Partners, LP, Texas Instruments Incorporated, and Torchmark Corporation.

Armando M. Codina (Age 60)
First elected a director in 1995

President and Chief Executive Officer, Flagler Development Group, Inc., Coral Gables, Florida since 2006; commercial real estate and railroad businesses. From 1979 to April 2006, Mr. Codina served as Chairman and Chief Executive Officer of Codina Group, Inc. until its merger with Flagler Development Group in 2006. He is also a director of General Motors Corporation, Merrill Lynch & Co., Inc., and Florida East Coast Industries, Inc., the parent company of Flagler Development Group.

Earl G. Graves (Age 72)
First elected a director in 1995

Chairman, Earl G. Graves, Ltd., New York, New York since 1972, and Chief Executive Officer until 2005; multimedia. Mr. Graves is also a director of Aetna Inc. and DaimlerChrysler AG, and Chairman of the PepsiCo African American Advisory Board.

Ann M. Korologos (Age 65)
First elected a director in 1990

Chairman, RAND Corporation Board of Trustees, Santa Monica, California since 2004; international public policy research organization. Mrs. Korologos has held positions with The Aspen Institute (1993 to present) and served as Senior Advisor for Benedetto, Gartland & Company (1996 to 2005). Previously, she served as United States Secretary of Labor (1987 to 1989). Mrs. Korologos is also a director of Harman International Industries, Incorporated, Host Hotels & Resorts, Inc., and Kellogg Company.

Michael A. Miles (Age 67)
First elected a director in 2000

Mr. Miles is a Special Limited Partner of Forstmann Little & Co., New York, New York, and a member of its Advisory Board since 1995; investment banking. Previously, he was Chairman and Chief Executive Officer of Philip Morris Companies Inc. from 1991 until his retirement in 1994; consumer products. Mr. Miles is also a director of Citadel Broadcasting Corporation, Time Warner Inc., and Dell Inc.

Philip J. Purcell (Age 63)
First elected a director in 2000

President, Continental Investors, LLC, Chicago, Illinois since 2006; private investment services. He served as Chairman and Chief Executive Officer of Morgan Stanley from 1997 until his retirement in 2005. Mr. Purcell became President and Chief Operating Officer of Dean Witter in 1982, and was Chairman and Chief Executive Officer of Dean Witter Discover & Co. from 1986 until it acquired Morgan Stanley in 1997.

Ray M. Robinson (Age 59)
First elected a director in 2005

Chairman of Citizens Trust Bank, Atlanta, Georgia, since 2003; banking. Mr. Robinson has been Vice Chairman of the East Lake Community Foundation since November 2003, and is President Emeritus of the East Lake Golf Club. He served AT&T Corporation as its President of the Southern Region from 1996 to May 2003 and as its Vice President, Corporation Relations from 1994 to 1996. Mr. Robinson is also a director of Aaron Rents, Inc., Acuity Brands, Inc., Avnet, Inc., and ChoicePoint Inc.

Dr. Judith Rodin (Age 62)
First elected a director in 1997

President, The Rockefeller Foundation, New York, New York since 2005; private philanthropic institution. From 1994 to 2004, Dr. Rodin was the President of the University of Pennsylvania. Dr. Rodin is also a director of Citigroup Inc. and Comcast Corporation.

Matthew K. Rose (Age 47)
First elected a director in 2004

Chairman, President and Chief Executive Officer, Burlington Northern Santa Fe Corporation, Fort Worth, Texas since 2002; rail transportation. Previously, Mr. Rose held the following positions at Burlington Northern Santa Fe Corporation or its predecessors: President and Chief Executive Officer (December 2000 to March 2002); President and Chief Operating Officer (June 1999 to December 2000); and Senior Vice President and Chief Operations Officer (August 1997 to June 1999). He is also a director of Centex Corporation.

Roger T. Staubach (Age 65)
First elected a director in 2001

Chairman and Chief Executive Officer, The Staubach Company, Addison, Texas since 1982; a global commercial real estate strategy and services firm. After graduating from the United States Naval Academy in 1965, Mr. Staubach served four years as an officer in the U.S. Navy. He played professional football from 1969 to 1979 with the Dallas Cowboys.

A plurality of the votes cast is necessary for the election of each director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Majority Voting

        In 2006, the Board of Directors revised the Board of Directors Governance Policies so that any nominee for director who receives a greater number of votes "WITHHELD" than votes "FOR" in an uncontested election will be required to tender his or her resignation promptly to the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee will consider our best interests and the best interests of the stockholders and recommend to a special committee of independent directors of the Board of Directors whether to accept the tendered resignation or to take some other action. This special committee of the Board of Directors, composed of only those directors who did not receive a majority of withheld votes, will consider the Nominating/Corporate Governance Committee's recommendation. Within 90 days following the uncontested election, this special committee will determine whether to accept the tendered resignation or take some other action. Thereafter, we will publicly disclose the special committee's decision.

        If one or more members of the Nominating/Corporate Governance Committee receive a majority of withheld votes, then the Board of Directors will create a special committee of independent directors who did not receive a majority of withheld votes to consider the resignation offers of all directors receiving a majority of withheld votes. The special committee of the Board of Directors will determine whether to accept the tendered resignation or to take some other action and promptly disclose their decision. Any director who receives a majority of withheld votes and tenders his or her resignation will not participate in the committee determination. However, if there are three or fewer independent directors who did not receive a majority of withheld votes in the same election, then all independent directors may participate in the committee action regarding whether to accept the resignation or take some other action. The foregoing is a summary of the director resignation procedure. The entire procedure is set forth in Section 18 of the Board of Directors Governance Policies, which are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. The Governance Polices are also available free of charge in print to any stockholder who requests a copy. Stockholders should send such request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

Number of Board of Directors Meetings; Attendance at Board of Directors, Committee and Annual Meetings

        We generally hold eight regular meetings of the Board of Directors per year, and schedule special meetings when required. The Board of Directors held eight regular meetings in 2006, two of which were by telephone conference, and nine special meetings, two of which were by telephone conference. During 2006, each director attended at least 75% of the sum of the total number of meetings of the Board of Directors and each committee of which he or she was a member. We encourage each director to attend the annual meeting. Last year, all directors attended the annual meeting of stockholders, except for Mr. Brennan (who was recovering from surgery) and Mrs. Korologos (who had prior commitments in Europe).

Self-Assessment

        In January of each year, the Board of Directors and its standing committees each conduct a self-assessment of the performance and execution of their duties.

Standards of Business Conduct for Employees and Directors

        We have written standards for business conduct that are applicable to all our employees. We designed our Standards of Business Conduct to help employees resolve ethical issues in an increasingly complex business environment. The Standards of Business Conduct apply to all our employees, including without limitation, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and Chief Compliance Officer, the Controller, the Treasurer, the Corporate Secretary and the General Auditor. The Standards of Business Conduct cover several topics including, without limitation, conflicts of interest; full, fair, accurate, timely and understandable disclosure in

Securities and Exchange Commission filings; confidentiality of information and accountability for adherence to the Standards of Business Conduct; prompt internal reporting of violations of the Standards of Business Conduct; and compliance with laws and regulations. A copy of the Standards of Business Conduct is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Standards of Business Conduct" link.

        The Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy applicable to the Board of Directors. We designed our Code of Ethics and Conflicts of Interest Policy to, among other things, assist the directors in recognizing and resolving ethical issues and identifying and avoiding conflicts of interest. A copy of the Code of Ethics and Conflicts of Interest Policy is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link.

        We may post amendments to, or waivers of, the provisions of the Standards of Business Conduct and the Code of Ethics and Conflicts of Interest Policy with respect to any director or executive officer on the foregoing website. The Standards of Business Conduct and the Code of Ethics and Conflicts of Interest Policy are available free of charge in print to any stockholder who sends a request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

Executive Sessions and the Lead Director

        Non-employee directors meet regularly throughout the year without management. We hold these "executive sessions" at least twice per year in conjunction with the January and July meetings of the Board of Directors. In 2006, the non-employee directors held executive sessions in January, May, July, September and November. The Board of Directors appoints a Lead Director from among the independent directors to chair these executive sessions. Edward A. Brennan served as Lead Director from May 2004 until his retirement (effective March 31, 2007). Due to the retirement of Mr. Brennan, in March 2007 Mr. Codina was elected as the Lead Director of the Board of Directors (effective April 1, 2007). The Lead Director has frequent contact with Mr. Arpey and the other members of our senior management throughout the year. The Lead Director or the Chairman of the Nominating/Corporate Governance Committee may schedule executive sessions. In addition, such sessions may be scheduled at the request of the Board of Directors.

        The Lead Director, among other things:

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  leads the Board of Directors' process for selecting and evaluating the performance of the Chief Executive Officer

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  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors unless the directors decide that, due to the subject matter of the session, another independent director should preside

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  serves as a liaison between the Chairman of the Board and the independent directors

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  generally approves meeting agendas and information, as well as other items

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  has the authority to call meetings of the independent directors.

Evaluation of the Chief Executive Officer

        Each year, the Lead Director leads the independent directors in an executive session to assess the Chief Executive Officer's performance. The results of this review are discussed with the Chief Executive Officer and considered by the Compensation Committee in establishing his compensation.

Continuing Education

        We encourage our directors to attend seminars and conferences relating to, among other things, board governance practices and the functioning of the Board of Directors' principle committees. We also conduct a comprehensive orientation process for new directors. In addition, directors receive ongoing continuing education through educational sessions at meetings and periodic mailings between meetings. We hold periodic mandatory training sessions for the Audit Committee, and the other directors and executive officers are invited. We also afford directors the opportunity to attend external director education programs. We reimburse the directors for any costs associated with these seminars and conferences (including related travel expenses).

Director Access to Management and Independent Advisers

        Independent directors have direct access to members of management whenever they deem it necessary. In accordance with NYSE listing standards, each of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee has the authority to retain its own independent advisers at our expense. The independent directors and the Diversity Committee are also free to retain their own independent advisers at any time and at our expense.

Contacting the Board of Directors

        The Board of Directors has approved procedures to facilitate communications between the directors and employees, stockholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Lead Director, a standing committee of the Board of Directors, the Board of Directors as a whole or any individual director may do so in writing to the following address:

AMR Corporation
The Board of Directors
P.O. Box 619616, MD 5675
Dallas/Fort Worth International Airport, Texas 75261-9616

        These procedures are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link.

        Upon receipt of any communication to the Board of Directors, we will distribute the communication to the Lead Director, to another director or to an executive officer as appropriate, in each case depending on the facts and circumstances outlined in the communication. For example: a letter concerning a stockholder nominee would be sent to the Chairman of the Nominating/Corporate Governance Committee; a complaint regarding accounting or internal accounting controls would be forwarded to the Chairman of the Audit Committee and the General Auditor; and a complaint regarding passenger service would be sent to the executive officer responsible for customer service. The Corporate Secretary and the Nominating/Corporate Governance Committee periodically review (at least quarterly) data about the number and types of stockholder communications received; the nature of the communications; to whom the communication was directed; the number of responses sent; and, as applicable, the ultimate disposition of any communication. The Board of Directors has approved this process.

BOARD COMMITTEES

        The Board of Directors has standing Audit, Compensation, Diversity and Nominating/Corporate Governance Committees. All members of the Audit Committee are independent in accordance with the listing standards of the NYSE, the requirements of the SEC, and the Board of Directors' independence criteria. In addition, all members of the Compensation Committee, the Diversity Committee and the Nominating/Corporate Governance Committee are independent in accordance with the NYSE listing standards and our independence criteria. The committees on which the members of the Board of Directors serve as of April 1, 2007, are identified below. Mr. Arpey and Mrs. Korologos are not members of any of the Board of Directors committees. Mr. Brennan, a member of the Board of Directors since 1987, retired from the Board of Directors effective March 31, 2007. Joe M. Rodgers retired from the Board of Directors effective April 3, 2006.

Director	Audit Committee	Compensation Committee	Diversity Committee	Nominating / Corporate Governance Committee

John W. Bachmann	X(Chair)		X

David L. Boren		X		X

Armando M. Codina				X(Chair)

Earl G. Graves			X(Chair)

Michael A. Miles		X(Chair)

Philip J. Purcell		X	X

Ray M. Robinson	X			X

Judith Rodin		X	X

Matthew K. Rose	X

Roger T. Staubach	X		X

Number of Committee Meetings in 2006:	9	8	4	6

        Each of the Audit, Compensation, Diversity and Nominating/Corporate Governance Committees has a charter that details the committee's responsibilities. The charters for all the standing committees of the Board of Directors are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. The charters are also available in print and free of charge to any stockholder who sends a written request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

Nominating/Corporate Governance Committee Matters

Functions

        The functions of the Nominating/Corporate Governance Committee include:

  •
  Establishing and implementing appropriate processes for the Board of Directors, the standing committees of the Board of Directors and the Chairman of the Board of Directors

  •
  Recommending candidates for officer positions and, along with the Chief Executive Officer, reviewing our succession planning

  •
  Proposing a slate of directors for election by the stockholders at the annual meeting

  •
  Nominating candidates to fill any vacancies on the Board of Directors (see Director Nominees below)

  •
  Determining the optimal size of the Board of Directors

  •
  Reviewing the directors' compensation

  •
  Considering the qualifications of stockholder and self-nominated director nominees in accordance with pre-established guidelines

  •
  Developing and reviewing the Board of Directors Governance Policies

  •
  Monitoring and reviewing succession planning for the Chief Executive Officer

  •
  Reviewing any proposed changes to our Certificate of Incorporation, bylaws and the charters of the standing committees

  •
  Reviewing stockholder proposals for the annual meeting and our responses thereto

  •
  Reviewing transactions with related persons

  •
  Determining director independence under applicable rules and the Board of Directors Governance Polices.

        The Nominating/Corporate Governance Committee met six times in 2006. The Nominating/Corporate Governance Committee is composed entirely of independent members of the Board of Directors. No member of the Nominating/Corporate Governance Committee is a current or former employee or officer of us or a current or former employee of any of our affiliates. The Nominating/Corporate Governance Committee has a written charter, which is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. A print version of this charter is also available free of charge to any stockholder who sends a written request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

Director Nominees

        As noted above, the Nominating/Corporate Governance Committee is responsible for recommending director nominees for election to the Board of Directors. To fulfill this role, the Nominating/Corporate Governance Committee annually reviews the optimal size of the Board of Directors and its composition to determine the qualifications and areas of expertise needed to enhance the Board of Directors' composition. A candidate must: (i) have unquestioned integrity; (ii) have a well established record in business, finance, government relations, academics or the sciences; (iii) have the ability to devote substantial time to the Board of Directors and at least one of the Board of Directors' standing committees; and (iv) contribute to the diversity, in the broadest sense, of the Board of Directors. Among other things, when assessing a candidate's qualifications (including a self-nominee or a candidate nominated by a stockholder), the Nominating/Corporate Governance Committee considers: (a) the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards; (b) other business and professional commitments of the candidate; (c) the Board of Directors' need at that time for directors having certain skills and experience; (d) the potential for any conflicts between our interests and the interests of the candidate; (e) the candidate's ability to fulfill the independence standards required of directors; (f) the candidate's ability to add value to the work of the standing committees of the Board of Directors; and (g) the diversity, in the broadest sense, of the directors then comprising the Board of Directors. In addition, all directors are expected to exercise their best business judgment when acting on our behalf; to represent the interests of all of our stockholders; to act ethically at all times; and to adhere to the ethical standards applicable to the directors (see the discussion under Standards of Business Conduct for Employees and Directors beginning on page 8 of this Proxy Statement). The Nominating/Corporate Governance Committee considers all of these qualities when determining whether to recommend a candidate for a director position. In the past, the Nominating/Corporate Governance Committee has decided that it did not need to use a search firm to assist it in identifying suitable candidates for director positions. In 2006, however, the Nominating/Corporate Governance Committee retained The Directorship Search Group to assist in locating candidates for future vacancies on the Board of Directors.

Stockholder Nominees

        The Nominating/Corporate Governance Committee will consider stockholder nominees for election to the Board of Directors at an annual meeting or in the event a vacancy exists on the Board of Directors. In 2006, no individuals self-nominated themselves for election to the Board of Directors. Stockholder nominations for directors must be submitted not less than 60 nor more than 90 days before the date of the upcoming annual meeting. See Other Information on page 64 of this Proxy Statement for further details on submitting nominations for director positions.

Director Independence; Board of Directors Governance Policies

        The Board of Directors has approved the Board of Directors Governance Policies, which govern certain of the Board of Directors' procedures and protocols. The Governance Policies are available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. The Governance Policies are also available free of charge in print to any stockholder who sends a written request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

        Among other things, the Governance Policies establish the standards to determine the independence of the directors. In general, the Governance Policies provide that a director is independent if the director has no direct or indirect material relationship with us. A relationship is "material" if it would interfere with the director's independent judgment. To assist the Nominating/Corporate Governance Committee in determining whether a relationship is material, the Board of Directors has established guidelines in the Governance Policies. In general, the guidelines provide that a director is not independent if, within certain time parameters:

  •
  We have employed the director or an immediate family member of the director as an officer

  •
  The director has been affiliated with our independent auditor or if an immediate family member of the director has been so affiliated

  •
  The director was employed by a company when one or more of our executive officers served on that company's compensation committee

  •
  An immediate family member of the director was an officer of a company at a time when one or more of our executive officers served on that company's compensation committee

  •
  The director or an immediate family member of the director is an executive officer of, or otherwise affiliated with, a non-profit organization to which we make payments in excess of $100,000

  •
  The director received compensation from us for service as a director other than retainers, fees and travel privileges

  •
  The director is an executive officer of a company that we do business with and to which we make, or from which we receive, payments in excess of $1,000,000 or 2% of the other company's consolidated gross annual revenues, whichever is greater.

        This is only a summary of the Board of Directors' independence guidelines, which also incorporate any additional requirements of the SEC and the NYSE. A complete list of the guidelines and principles are set forth in the Governance Policies.

        In order to determine each director's independence, the Nominating/Corporate Governance Committee reviews transactions between us or our subsidiaries and companies that employ one of our directors (or one of his or her immediate family members), including transactions to purchase air transportation or other goods or services provided by American Airlines or one of our other subsidiaries. Specifically, the Board of Directors considered certain transactions with Earl G. Graves, Ltd. and its affiliates (as described below under Transactions with Related Persons).

        Pursuant to the Governance Policies, the Nominating/Corporate Governance Committee has determined, and the Board of Directors has agreed, that Mrs. Korologos and Dr. Rodin and Messrs. Bachmann, Boren, Codina, Graves, Miles, Purcell, Robinson, Rose and Staubach are all independent in accordance with the Board's Governance Policies. In addition, the Nominating/Corporate Governance Committee has previously determined, and the Board of Directors agreed, that Mr. Brennan and Mr. Rodgers, both of whom have retired from the Board of Directors, were independent in accordance with the Governance Polices during their terms. Since he is one of our employees, Mr. Arpey is not independent.

Transactions with Related Persons

        In addition to the Board of Directors Governance Policies (that address independence requirements) and the obligations of the directors under our Code of Ethics and Conflicts of Interest Policy described on page 9 of this Proxy Statement, the Board of Directors has adopted a written policy with respect to the review, approval or ratification of related party transactions. Our policy defines related party transactions generally as transactions in excess of $120,000 involving us or our subsidiaries in which any of (a) our directors or nominees for director, (b) our executive officers, (c) persons owning five percent or more of our outstanding stock at the time of the transaction, or (d) the immediate family members of our directors, nominees for director, executive officers, or five percent stockholders, has a direct or indirect material interest. In addition, the Board of Directors has determined that certain interests and transactions are by their nature not material and are not subject to the policy.

        The policy requires that the Nominating/Corporate Governance Committee, with the assistance of our General Counsel and/or Corporate Secretary, review related party transactions. In its review of a proposed related party transaction, the Nominating/Corporate Governance Committee considers, among other factors: (a) whether the terms of the proposed transaction are at least as favorable as those that might be achieved with an unaffiliated third party; (b) the size of the transaction and the amount of consideration payable to or receivable by a related party; (c) the nature of the interest of the related party; and (d) whether the transaction may involve a conflict of interest.

        During 2006, American Airlines advertised in, and sponsored events hosted by, Black Enterprise magazine. Mr. Graves, a member of the Board of Directors, is the Chairman of Earl G. Graves, Ltd., which publishes that magazine. During 2006, the payments made to Earl G. Graves, Ltd. and its affiliates were less than $1 million and constituted less than 2% of our revenues and Earl G. Graves, Ltd.'s 2006 revenues. The Nominating/Corporate Governance Committee reviewed and ratified these transactions under our Related Party Transaction Policy, as well as under the Board of Directors' independence guidelines and Code of Ethics and Conflicts of Interest Policy described above.

Audit Committee Matters

Functions

        The functions of the Audit Committee include:

  •
  Selecting, retaining, compensating and overseeing the independent auditors

  •
  Approving in advance the services rendered by, and the fees paid to, the independent auditors

  •
  Monitoring compliance with our Standards of Business Conduct

  •
  Periodically reviewing the organization and structure of our Internal Audit department

  •
  Reviewing:

  •
  the scope and results of the annual audit, including the independent auditors' assessment of internal controls

  •
  quarterly financial information with representatives of management and the independent auditors

  •
  our consolidated financial statements

  •
  the scope of non-audit services provided by the independent auditors

  •
  our periodic filings (Forms 10-K and 10-Q) filed with the SEC, including the section regarding Management's Discussion and Analysis of Financial Condition and Results of Operations

  •
  our risk management policies

  •
  other aspects of our relationship with the independent auditors, including a letter on the independence of the auditors

  •
  Establishing procedures to deal with complaints or concerns regarding accounting or auditing matters.

Audit Committee Report

        During 2006, the Audit Committee met nine times. The Audit Committee reviewed, among other things, the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; periodic filings on Form 10-K and Form 10-Q; the qualifications and independence of Ernst & Young LLP; the performance of our internal audit function; the status of the internal controls audit required by Section 404 of the Sarbanes-Oxley Act of 2002; the performance of the independent auditors; and other significant financial matters.

        Each member of the Audit Committee satisfies the definition of "independent director" as established in the NYSE listing standards and the rules and regulations of the SEC. Also, each member of the Audit Committee fulfills the independence standards established under the Board of Directors Governance Policies and has been determined to be financially literate and to have financial management expertise. The Board of Directors has concluded that Mr. Bachmann qualifies as an audit committee financial expert under SEC rules and regulations.

        The Audit Committee has a written charter. It is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. A print version of this charter is also available free of charge to any stockholder who sends a written request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

        Throughout 2006, the Audit Committee met and held discussions with our management, as well as with Ernst & Young. Several of the discussions between the Audit Committee and Ernst & Young were in private, with no members of our management present. The Audit Committee also met privately (with no other members of our management present) with our General Auditor several times during 2006. Among other things, the Audit Committee reviewed and discussed our audited consolidated financial statements with management, the General Auditor, and Ernst & Young during these meetings.

        The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and applicable SEC rules and regulations.

        The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Ernst & Young the firm's independence.

        In reliance upon the reviews and discussions noted above, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Subject to stockholder approval at the 2007 annual meeting, the Audit Committee has also selected Ernst & Young as our independent auditors for the 2007 fiscal year (see Proposal 2).

Audit Committee of AMR Corporation:
John W. Bachmann, Chairman Ray M. Robinson Matthew K. Rose Roger T. Staubach

Independent Auditor's Fees

        The following table reflects the aggregate fees paid to Ernst & Young for audit services rendered in connection with the consolidated financial statements, reports for fiscal years 2006 and 2005 and for other services rendered during fiscal years 2006 and 2005 on our behalf and on behalf of our subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	(amounts in thousands)
	2006	2005
Audit Fees	$2,578	$2,275
Audit-Related Fees	982	624
Tax Fees	35	111
All Other Fees	0	0

Total Fees	$3,595	$3,010

  Audit Fees:    Consists of fees billed for professional services rendered for (a) the audit of our consolidated financial statements; (b) the audit of internal controls over financial reporting; (c) the review of the interim condensed consolidated financial statements included in quarterly reports; (d) services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and (e) consultations concerning financial accounting and reporting standards.

  Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include (a) employee benefit plan audits; (b) auditing work on proposed transactions; (c) attest services that are not required by statute or regulation; and (d) consultations concerning financial accounting and reporting standards that do not impact the annual audit.

  Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance; assistance with tax audits and appeals; expatriate tax services; and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

        All Other Fees:    There were no fees for other services not included above.

        In selecting Ernst & Young as our independent auditors for the fiscal year ending December 31, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young are compatible with maintaining the firm's independence.

        The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young, including audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. Pursuant to this delegation, the Chairman of the Audit Committee must report any pre-approval decision by him to the Audit Committee at its first meeting following his pre-approval. The Audit Committee pre-approved all such audit and permissible non-audit services in 2006 and 2005 in accordance with these procedures.

Diversity Committee Matters

Functions

        The functions of the Diversity Committee include:

  •
  Providing oversight, counsel and guidance to senior management at American Airlines, our other subsidiaries and the Board of Directors on issues related to diversity and inclusion, including:

  •
  Equal employment opportunity policies

  •
  Hiring practices

  •
  Employee retention issues

  •
  Corporate procurement decisions, including our Supplier Diversity Program

  •
  Work environment

  •
  Monitoring and overseeing the development and implementation of diversity policies, programs and procedures to ensure that they are appropriate to, and assist in the fulfillment of, our responsibilities to our internal and external minority constituencies

  •
  Exploring a wide spectrum of our operations to assist us in promoting our diversity efforts.

        The Diversity Committee met four times in 2006. The Diversity Committee is composed entirely of independent members of the Board of Directors. No member of the Diversity Committee is a current or former employee or officer of us or any of our subsidiaries. The Diversity Committee has a written charter, which is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. A print version of this charter is also available free of charge to any stockholder who sends a written request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

Compensation Committee Matters

Functions

        The functions of the Compensation Committee include:

  •
  Formulating and approving the compensation and benefit programs for our officers and the officers of our subsidiaries

  •
  Approving the compensation of our Chief Executive Officer based on an evaluation of his performance

  •
  Approving and monitoring our annual incentive program and our stock-based and other compensation programs

  •
  Determining performance measures under our various compensation programs

  •
  Determining amounts to be paid under our compensation and benefits programs

  •
  Retaining compensation consultants to perform an annual review of executive compensation.

        The Compensation Committee met eight times in 2006. The Compensation Committee is composed entirely of independent members of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of us or of any of our affiliates. The Compensation Committee has a written charter that is available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. A print version of this charter is also available free of charge to any stockholder who sends a written request to the Corporate Secretary at the address on page 64 of this Proxy Statement.

Processes and Procedures

        The Compensation Committee acts on behalf of the Board of Directors and has the responsibility for approving the compensation of all of our officers, including the named executive officers. This responsibility includes implementing our compensation objectives, including linking each named executive officer's compensation to our short-term and long-term strategic, financial and operational goals. As part of that process, the Compensation Committee determines: (i) the performance measures established for performance-based awards for our officers; (ii) the achievement of those performance measures; and (iii) the amounts payable with respect to those awards.

        The Compensation Committee is also responsible for the administration of our executive compensation programs. With respect to the administration of these programs, it determines the appropriate level and type of awards, if any, to grant to our officers. The Compensation Committee delegates authority for the day-to-day administration of these programs to certain of our officers, but the Compensation Committee does not delegate compensation determinations for our officers.

        The Compensation Committee meets regularly throughout the year to review general compensation issues and to monitor the compensation of our officers. In fulfilling its responsibilities, the Compensation Committee has the authority to retain, and establish the duties and compensation of, independent consultants. The Compensation Committee retained Hewitt Associates LLC, an independent compensation consultant, to evaluate the competitiveness and reasonableness of our executive compensation relative to other public corporations employing similar executive talent. The Compensation Committee also engaged Deloitte Consulting LLP to advise the Compensation Committee on the Chief Executive Officer's compensation package, incentive plan design and other executive compensation matters.

        With respect to executives other than the Chief Executive Officer, the Compensation Committee makes compensation decisions with, and frequently based upon the recommendation of, the Chief Executive Officer and the Senior Vice President—Human Resources of American Airlines. The Compensation Committee makes these decisions based on the comparative data provided by Hewitt Associates and discussions with the Chairman of the Compensation Committee and the Lead Director. The Compensation Committee makes all determinations with respect to the Chief Executive Officer's compensation.

        The Compensation Committee also reviews, and has the authority to adopt, employment and change of control agreements with our officers. The Compensation Committee also approves the terms of each award agreement under our Long Term Incentive Plan and 2003 Employee Stock Incentive Plan for our officers, including those pertaining to performance shares, deferred shares, stock-settled stock appreciation rights and career performance shares.

        The Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement provides further details regarding our compensation philosophies, objectives and programs, including information regarding our annual compensation review, our philosophy regarding the use of particular types of compensation awards, and the manner in which the Compensation Committee determines the size and terms of such awards.

        The Nominating/Corporate Governance Committee is responsible for determining compensation for the Board of Directors. The Director Compensation section beginning on page 49 of this Proxy Statement, as well as the discussion of the responsibilities of the Nominating/Corporate Governance Committee beginning on page 11 of this Proxy Statement, address the Nominating/Corporate Governance Committee's role in this determination.

Compensation Committee Interlocks and Insider Participation

        Dr. Rodin and Messrs. Boren, Codina, Miles and Purcell were the members of the Compensation Committee as of March 31, 2007. None of the members of the Compensation Committee was at any time during 2006, or at any other time, one of our officers or employees. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        The following discussion provides an overview and analysis of the material elements, philosophies, and objectives of our executive compensation program. We provide information relating to the following, who were our named executive officers in 2006:

  Gerard J. Arpey, Chairman, President and Chief Executive Officer of AMR Corporation and American Airlines

  Thomas W. Horton, Executive Vice President - Finance and Planning and Chief Financial Officer of AMR Corporation and American Airlines, effective March 29, 2006

  Daniel P. Garton, Executive Vice President - Marketing of AMR Corporation and American Airlines

  Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer of AMR Corporation and American Airlines

  Robert W. Reding, Senior Vice President - Technical Operations of American Airlines

  James A. Beer, Senior Vice President and Chief Financial Officer of AMR Corporation and American Airlines until his resignation from both, effective February 27, 2006.

        This discussion should be read in conjunction with the Executive Compensation section beginning on page 32 this Proxy Statement.

Compensation Philosophy and Objectives

        The philosophy and principal objectives of our executive compensation program are to:

  •
  help us create stockholder value

  •
  attract, motivate, reward and retain talented executives

  •
  provide incentives to our executives to meet the goals of our Turnaround Plan (as described below)

  •
  link our executives' compensation with the interests of our stockholders by providing our executives with stock-based compensation

  •
  link our executives' annual cash incentives programs to similar incentives provided to our other employees

  •
  provide variable or "at risk" compensation for a substantial portion of our executive compensation program

  •
  provide equitable compensation, driven by individual performance and individual contribution, in a manner that is consistent with our goals and that is comparable to companies similar to us.

        We feel that our executive compensation program should be considered in the context of the business environment we have encountered during the last several years. In 2003, we implemented our Turnaround Plan in response to the challenges we faced resulting from the September 11th attacks and the subsequent economic downturn. The plan's four tenets include: (a) lowering our costs; (b) increasing our focus on what our customers value; (c) increasing our union and employee involvement in our operations; and (d) improving our balance sheet and financial structure.

        Each year, the Compensation Committee evaluates the achievement of various corporate objectives tied to the tenets of the Turnaround Plan. The Compensation Committee believes that successful execution of these objectives is important to our financial stability and long-term success. As further described in Long-Term Compensation beginning on page 23 of this Proxy Statement, the Compensation Committee's annual evaluation of achievement of corporate objectives consistent with the Turnaround Plan is an important factor in determining the compensation of our named executive officers. In this regard, the Compensation Committee has considered the following achievements under the Turnaround Plan, among others:

  •
  Our common stock closed at $30.23 a share on December 29, 2006 (the final trading day of 2006), an increase of 358% over the closing price of $6.60 a share on December 31, 2002. Approximately $5.7 billion of additional market value of our stock was created during that period of time

  •
  We earned a net profit of $231 million in 2006, which was the first year of annual profits since 2000 and an approximately $1.1 billion improvement from our results in 2005

  •
  We increased our total cash and short term investments from approximately $2.56 billion at the end of 2002 to approximately $5.18 billion at the end of 2006, and we reduced our debt-related obligations (consisting of long-term debt, capital leases, the principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations) from approximately $20.81 billion at the end of 2002 to approximately $18.36 billion at the end of 2006

  •
  Since 2002, we have implemented a total of approximately $3.7 billion in annual non-labor cost savings

  •
  Our passenger revenue (including regional revenues) in 2006 was more than 28% higher than in 2002

  •
  American Airlines' 2006 cargo revenue increased by approximately 47% over 2002 levels, and in 2006 we signed a new five year, $500 million contract with the United States Postal Service

  •
  Our other revenue sources in 2006 were approximately $384 million, or 39%, higher than in 2002

  •
  We have contributed more than $1.5 billion to our employees' defined benefit pension plans since 2002, and at the end of 2006, our defined benefit pension plans were approximately 84% funded (based on accumulated benefit obligation calculations), compared to approximately 72% funding at the end of 2002.

        We do not have a formal policy for allocating compensation between cash or non-cash elements and short-term or long-term incentives for our named executive officers. Rather, the Compensation Committee determines the appropriate allocation of cash or non-cash elements and short-term or long-term compensation with our goals in mind. "At risk" compensation is an important element of our compensation program, which generally represents 60% to 80% of the named executive officers' total compensation. We provide "at risk" compensation primarily through grants of stock-based compensation and participation in compensation plans tied to achieving strategic, financial and operational goals and performance measures.

        Base salary and short-term incentives are payable in cash. Base salary is generally designed to comprise between 10% and 25% of the named executive officers' total compensation. Short-term incentive compensation is generally designed to comprise between 15% and 20% of the named executive officers' annual compensation. Long-term incentive compensation is generally designed to represent between 55% and 75% of the named executive officers' annual compensation.

Administration of Executive Compensation Program

        The Board of Directors delegates oversight of our executive compensation program to the Compensation Committee, although the Compensation Committee discusses executive compensation matters with the entire Board and shares materials from the Compensation Committee's meetings with the entire Board of Directors. The Compensation Committee is responsible for establishing our compensation philosophy, implementing our corporate objectives, and determining the compensation of all of our officers, including the named executive officers. The Compensation Committee meets regularly throughout the year to review general compensation issues. The Compensation Committee utilizes the advice of two independent external consultants, Hewitt Associates and Deloitte Consulting, to evaluate the competitiveness and reasonableness of our executive compensation program. Please see the Compensation Committee's Processes and Procedures beginning on page 17 of this Proxy Statement for more information.

Process to Determine Compensation

        The Compensation Committee conducts an annual comprehensive review of our executive compensation program, which generally occurs in July. The compensation review includes a review of: (a) an internal report evaluating executive compensation to ensure consistency and program effectiveness; (b) a comprehensive report from Hewitt Associates evaluating the competitiveness of our executive compensation program relative to the programs at six other major U.S. airlines and twenty-six other public companies of comparable size or complexity; and (c) along with the Lead Director, evaluation and determination of the Chief Executive Officer's compensation.

        For the 2006 compensation review, we reviewed data for a comparator group comprising the following 32 companies:

3M Company
Alcoa Inc.
The Boeing Company
Burlington Northern Santa Fe
    Corporation
Caterpillar Inc.
Continental Airlines, Inc.
The Coca Cola Company
Deere & Company
Delta Air Lines, Inc.
FedEx Corporation
General Dynamics Corporation	The Goodyear Tire & Rubber
    Company
H.J. Heinz Company
Honeywell International, Inc.
J.C. Penney Corporation, Inc.
Johnson Controls, Inc.
Lockheed Martin Corporation
Motorola, Inc.
Northrop Grumman Corporation
Northwest Airlines Corporation
Raytheon Company	Sara Lee Corporation
Southwest Airlines Co.
Target Corporation
Texas Instruments Incorporated
UAL Corporation
United Parcel Service, Inc.
United Technologies Corporation
US Airways Group, Inc.
Weyerhaeuser Company
Whirlpool Corporation
Xerox Corporation

        The Compensation Committee regularly reviews data comparing total compensation and each element of compensation of our named executive officers to executive compensation at the companies comprising the comparator group. The Compensation Committee's policy is to establish compensation ranges that are approximately at the median of those found in the comparator group. The Compensation Committee believes the median reflects competitive market compensation for our officers (including the named executive officers).

        In addition to reviewing competitive market data, the Compensation Committee also analyzes tally sheets for each of the named executive officers. The tally sheets quantify all material components of compensation for the named executive officers. The components of compensation include (a) annual base salary and bonuses, (b) outstanding equity awards, (c) retirement benefits, (d) potential termination of employment benefits (or payments), and (e) change in control payments under certain scenarios. Based on its review of tally sheets in 2006, the Compensation Committee concluded that the amounts paid and payable to our named executive officers were reasonable and consistent with our compensation philosophy.

Primary Components of Compensation

        Our executive compensation program principally consists of the following direct compensation components, each of which we describe more fully below and in the accompanying tables and footnotes:

  •
  Base Salary

  •
  Short-Term Incentive Compensation

  •
  Long-Term Incentive Compensation.

        We also provide additional compensatory elements to our named executive officers, including perquisites and other benefits, retirement benefits and post-termination and change in control benefits, which are described under Additional Information beginning on page 29 of this Proxy Statement.

Base Salary

        We pay a base salary to each of our named executive officers to provide them with a secure, known amount of cash compensation during the year. The Compensation Committee establishes a base salary for the named executive officers each year based on a number of factors, including the underlying scope of their responsibilities, their individual past and expected future performance, their experience, and internal equity. The Compensation Committee also considers competitive market compensation and establishes the base salary close to the median salary of the comparator group.

        In connection with this review, in April 2006 the Compensation Committee approved a uniform 1.5% increase to the named executive officers' base salaries (excluding Mr. Horton), which is the same increase to base salaries that all of our U.S.-based employees received in 2006. Mr. Horton did not receive a base salary increase in 2006 since his base compensation had recently been established.

        The Compensation Committee may also approve additional base salary increases depending upon the Compensation Committee's evaluation of the named executive officer's performance, as well as competitive market compensation and retention concerns. As part of its annual compensation review in July 2006, the Compensation Committee, after consultation with Deloitte Consulting, approved an additional performance-related base salary increase of 21% for Mr. Arpey. This established a base compensation for Mr. Arpey closer to the median of the comparator group and addressed internal equity issues attributable to the higher base salary that was necessary to attract Mr. Horton to become our new Executive Vice President - Finance and Planning and Chief Financial Officer in 2006. The Compensation Committee also considered that Mr. Arpey had: (a) declined base salary increases upon his promotion to CEO in 2003 and in each of 2004 and 2005 (other than the 1.5% pay increase offered to all U.S.-based salaried employees in each of 2004 and 2005); (b) declined promotional and annual grants of stock options, performance shares and deferred shares in 2003; (c) declined promotional grants of stock options, performance shares and deferred shares upon his election as Chairman in 2004; and (d) a 14% reduction in salary in 2003. No other named executive officer received a base salary increase in 2006 other than the uniform 1.5% increase discussed above.

Short-Term Incentive Compensation

Annual Incentive Plan

        As part of the Turnaround Plan, we agreed that all U.S.-based employees, including the named executive officers, would collectively participate in a new cash incentive plan. This incentive plan is called the Annual Incentive Plan (the "AIP") and is intended to link the interests of our stockholders, customers and employees by providing incentive payments based on achievement of certain customer service and profitability objectives.

        The AIP is comprised of a customer service component and a financial component, as described below. Awards are earned under the AIP if one or both of the AIP's components are satisfied.

  •
  Customer Service Component.    The customer service component of the AIP contemplates payments ranging from $25 to $100 per month for each employee, predicated upon our achievement of one of two customer service metrics, relative to our competitors:

    >  A top six performance for on-time arrival, as determined by the Department of Transportation

    >  A top six performance for customer satisfaction, as determined by an independent organization, Survey America.

  •
  Financial Component.    The financial component of the AIP provides for payments if American Airlines achieves certain pre-tax earnings margin levels. We pay threshold level awards under the financial component when American Airlines achieves a pre-tax earnings margin of at least 5%. We pay target level awards when American Airlines achieves at least a 10% pre-tax earnings margin. We pay maximum awards under this component when American Airlines achieves a 15% pre-tax earnings margin. The actual dollar amount of a paid award is determined as a percentage of base salary, and the percentage of base salary varies according to the level of responsibility and the pre-tax earnings margin achieved. Any payments under the customer service component of the AIP are deducted from payments under the financial component.

        As part of its annual compensation review in 2006, the Compensation Committee determined the threshold, target and maximum award payout levels under the financial component of the AIP for 2006 for the named executive officers (other than Mr. Beer who had previously resigned). If we had achieved a 5% pre-tax earnings margin in 2006 (approximately $1.12 billion), Mr. Arpey would have received 92% of his base salary as a threshold payout; Messrs. Garton and Horton would have received 54% of their respective base salaries as a threshold payout; and Messrs. Kennedy and Reding would have received 50% of their respective base salaries as a threshold payout. If we had achieved a 10% pre-tax earnings margin in 2006 (approximately $2.25 billion), Mr. Arpey would have received 140% of his base salary as a target payout; Messrs. Garton and Horton would have received 108% of their respective base salaries as a target payout; and Messrs. Kennedy and Reding would have received 75% of their respective base salaries as a target payout. If we had achieved a 15% pre-tax earnings margin in 2006 (approximately $3.37 billion), Messrs. Arpey, Garton, Horton, Kennedy and Reding would have received 200% of their respective base salaries as a maximum payout. The Compensation Committee has the discretion to adjust the final awards that we pay to the named executive officers based on the individual's job performance.

        We did not make any payments under the financial component of the AIP for 2006, and we have not made any short-term incentive compensation payments to our named executive officers under the financial component of the AIP, or under its predecessor incentive compensation plan, since March 2001, because we have not achieved any of the pre-tax earnings margin thresholds for these plans since the year 2000.

        The Compensation Committee also has the discretion under the AIP to award limited cash incentive payments to the named executive officers and certain other management employees if we do not meet the payout levels. Under the terms of the AIP, any such discretionary payments can be no more than 20% of the employee's maximum bonus payable under the AIP. We did not make any such discretionary cash payments or other forms of bonuses to any of the named executive officers in 2006. We did, however, fund the cash portion of the distributions required by the 2003/2005 Performance Share Plan in April 2006 in accordance with the AIP.

        American Airlines also maintains a Profit Sharing Plan for its employees. Under that plan, profit sharing payments are made to eligible employees if our annual pre-tax earnings exceed $500 million. By its terms, our officers (including the named executive officers) and certain other management employees are not eligible to participate in the Profit Sharing Plan. However, under the AIP the Compensation Committee has the discretion to award cash payments to these officers and management employees if the other employees of American Airlines receive profit sharing payments under the Profit Sharing Plan. No such payments were made in 2006.

Long-Term Compensation

        All of our long-term executive compensation is determined based on the value and long-term performance of our stock. Our long-term compensation is a critical component of our executive compensation program. Since it is equity-based, our long-term compensation program links our executive compensation to the interests of our stockholders and thus motivates our executives to increase total shareholder return. In addition, our equity compensation program links our named executive officers' compensation to the interests of our other employees. For example, as part of our restructuring in 2003, all of our U.S.-based employees received stock options to purchase approximately 38 million shares of our common stock, which (as of March 30, 2007) has created more than $725 million in potential value for our non-officer employees. We also believe that long-term compensation is an important retention tool.

        The Compensation Committee utilizes a variety of equity-based instruments to provide long-term compensation opportunities for our named executive officers. We generally grant awards at the time of the Compensation Committee's annual compensation review, with interim awards made from time to time for new hires or increases in responsibilities. We issue all equity awards under our 1998 Long Term Incentive Plan ("LTIP") or our 2003 Employee Stock Incentive Plan ("ESIP"). For 2006, equity awards included the following:

  •
  performance shares, which are contractual rights to receive shares of our common stock upon the achievement of certain performance measures over a three-year period

  •
  deferred shares, which are contractual rights to receive shares of our common stock generally upon the completion of three years of service following the grant date

  •
  stock options

  •
  stock-settled stock appreciation rights ("SSARs")

  •
  career performance shares, which we grant only to Mr. Arpey and are contractual rights to receive shares of our common stock upon the achievement of certain performance measures over a ten-year period.

        In connection with the 2006 annual compensation review, we granted long-term equity compensation to the named executive officers (other than Mr. Beer) in approximately the following proportions: 70% in performance shares; 20% in stock options and/or SSARs; and 10% in deferred shares. Approximately 90% of the current named executive officers' long-term incentive compensation is, therefore, dependent upon performance including, in the case of stock options and SSARs, appreciation in our stock price.

        In determining the types and amounts of the long-term equity awards granted in 2006, the Compensation Committee analyzed the comparator group data and considered:

  •
  the need to retain our current named executive officers and motivate them to achieve sustained profitability under our Turnaround Plan

  •
  the total realized compensation of our current named executive officers for the years 2002 through 2006 compared to the initial grant values

  •
  projections for distributions that may occur in the next two years under our other compensation plans.

        In making these determinations for each current named executive officer, the Compensation Committee also considered:

  •
  individual performance

  •
  the named executive officer's ability to perform multiple functions

  •
  the need to retain the named executive officer

  •
  the named executive officer's compensation relative to the compensation of similarly situated executives in the comparator group.

        We establish the value and number of performance and deferred share awards using a standard valuation methodology developed by Hewitt Associates that takes into account the terms of such awards, including the applicable vesting and performance criteria. We use a modified Black-Scholes valuation model to determine the value and number of stock option and SSAR awards.

        In the sections that follow, we provide more detail regarding each component of our long-term equity-based compensation program.

Performance Shares

        Performance shares are grants of stock-based compensation that vest after the completion of a three-year measurement period. The Compensation Committee determines the number of performance shares that we grant, but the actual number of performance shares ultimately distributed to the named executive officers (if any) is determined according to our total shareholder return and achievement of corporate objectives as described below. In the event of death, disability, termination other than for cause, or early retirement, the performance shares previously granted vest pro-rata, based on the number of months that have elapsed since the award date, and our achievement of the performance criteria described below.

        Prior to 2004, total shareholder return was the sole criterion used for determining distributions (if any) of performance shares. We still use this criterion in the determination of distributions of one-half of the performance share awards for our named executive officers. Our total shareholder return is evaluated by comparing our stock performance during the applicable three-year measurement period to the stock performance of our primary U.S. airline competitors (selected based on market capitalization, revenues and airline seat capacity) during the same period. Distributions will vary according to the following schedule, where "Rank" is our total shareholder return ranking among the competing airlines and "Distribution" is the percentage of the performance shares initially granted:

Rank	Distribution
#7	0%
#6	25%
#5	50%
#4	75%
#3	100%
#2	135%
#1	175%

        Since our objective is to provide incentives based on our strategic, financial and operational goals, beginning in 2004 the Compensation Committee determined to link the other half of the performance share awards granted to the named executive officers to the achievement of corporate objectives adopted by the Compensation Committee each year. The corporate objectives for the years 2004 through 2007 are consistent with the objectives of our Turnaround Plan and include: (a) keeping safety our top priority; (b) raising external capital, maintaining a minimum amount of cash and building a strong balance sheet; (c) meeting our pension funding obligations; (d) continuing to lower our non-fuel costs and implementing measures to conserve fuel; (e) improving customer service and dependability rankings; (f) improving revenues and business results through employee collaboration and other means; (g) enhancing our image and customer loyalty; (h) continuing to successfully advocate on industry legislative and regulatory issues; (i) focusing on a positive work environment and promoting diversity; (j) promoting employee commitment to the employee standards of conduct and compliance with laws and regulations; (k) meeting financial goals and returning to and sustaining profitability; and (l) various other factors that the Compensation Committee may determine are important or appropriate. The Compensation Committee uses its judgment to evaluate achievement of these corporate objectives each year and has complete discretion to determine whether (and to what extent) we have achieved these corporate objectives, as well as the number of performance shares that we should distribute based on that determination. The Compensation Committee is not required to use any formula or other measures in its determination of achievement of these objectives.

        Final distribution of the performance share awards can range from 0% to 175% of the performance shares originally granted, depending on our total shareholder return and the Compensation Committee's assessment of our achievement of the corporate objectives during the applicable measurement period.

>  2006/2008 Performance Share Grant

        As part of its compensation review in 2006, the Compensation Committee approved grants of performance shares to our current named executive officers under the 2006/2008 Performance Share Plan. As described above, one-half of the performance shares ultimately distributed under the 2006/2008 Performance Share Plan will be determined by the Compensation Committee based on our total shareholder return during the three-year measurement period (2006-2008), and the other half will be determined by the Compensation Committee based on its judgment of our achievement of the annual corporate objectives for that period. The designated competitors for the total shareholder return component are AirTran Airways, Alaska Airlines, Continental Airlines, JetBlue Airways, Southwest Airlines and US Airways. We did not include Delta Air Lines, Northwest Airlines or United

Airlines as competing airlines since their stock was not listed on a national stock exchange at the inception of the 2006/2008 Performance Share Plan due to their then-pending bankruptcy proceedings.

>  2004/2006 Performance Share Plan Distribution

        On April 18, 2007, the 2004/2006 Performance Share Plan grants vested and our named executive officers (other than Mr. Beer) received distributions of shares of our common stock under the plan. As described above, one-half of the distributions under the 2004/2006 Performance Share Plan were based on our total shareholder return during the three-year measurement period (2004-2006), and the other half of the distributions were based on the Compensation Committee's determination of our achievement of the annual corporate objectives for the measurement period. During the measurement period, our stock appreciated 128%. This ranked us first in total shareholder return as compared to our competitors. As required by the 2004/2006 Performance Share Plan, this resulted in a maximum distribution of 175% of the shares originally granted to each current named executive officer with respect to the half of the awards determined based on total shareholder return. With respect to the other half of the performance share awards, the Compensation Committee assessed our attainment of the corporate objectives during the measurement period, and in its judgment determined that a distribution of 133% of this portion of the original performance share grant for each named executive officer was appropriate. As a result, our current named executive officers received 154% of the performance shares originally granted to them.

        The competing U.S. airlines used for determining total shareholder return under the 2004/2006 Performance Share Plan were Continental Airlines, Delta Air Lines, JetBlue Airways, Northwest Airlines, Southwest Airlines and US Airways. We did not include United Airlines since its stock was not listed on a national stock exchange at the inception of the 2004/2006 Performance Share Plan (due to its then-pending bankruptcy proceedings). During the three-year measurement period, the stocks of Delta Air Lines, Northwest Airlines and US Airways were de-listed by their respective stock exchanges, which placed them last for purposes of determining total shareholder return.

        Because the 2004/2006 performance share awards had not vested and were still outstanding as of December 31, 2006, detailed information relating to these awards is reflected in the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 37 of this Proxy Statement.

Deferred Shares

        Deferred shares are grants of stock-based compensation that generally vest on the third anniversary of the grant date. The Compensation Committee believes that deferred shares are important for long-term retention and to provide adequate compensation relative to the comparator group. Deferred shares are awarded to complement performance shares and stock option/SSAR awards since performance shares and stock option/SSAR awards are contingent upon the achievement of either specified performance objectives or stock price appreciation. Deferred shares are intended to assure that the current named executive officers receive some value for their continued service.

        In the event of death, disability, termination other than for cause, or early retirement, the deferred shares previously granted vest pro-rata based on the number of months that have elapsed since the grant date. Deferred shares represent, on average, 10% of the value of a named executive officer's long-term incentive compensation package.

Unit Plans Modified to Share Plans

        Performance equity-based awards granted in 2003, 2004 and 2005 were originally granted as "unit" awards, and the awards would be distributed in cash, based on our stock price, assuming certain performance conditions were achieved. Likewise, the deferred equity-based awards granted in 2004 and 2005 were originally granted as unit awards.

        Early in 2006, our three unions filed a grievance contesting the cash payments planned to be distributed in April 2006 under the 2003/2005 Performance Unit Plan. The grievance contended that these were cash bonuses, and that any cash bonuses paid to management (including the named executive officers) that were not based on a formula prescribed in the AIP violated certain provisions of the AIP. We disagreed, but in an effort to resolve the grievance, the Board of Directors elected to amend and restate the 2003/2005 Performance Unit Plan to permit settlement of the awards with either stock or cash, or a combination of stock and cash. The awards under the 2003/2005 Performance Share Plan were made with a combination of stock and cash in April 2006. We made all cash payments in accordance with the provisions of the AIP, limiting cash payments to no more than 20% of the participant's maximum award under the AIP. The Board of Directors also approved the amendment and restatement of the other outstanding performance unit plans and the deferred unit agreements to permit settlement of the awards under those plans and agreements with either stock or cash, or a combination of stock and cash.

Stock Options and Stock-Settled Stock Appreciation Rights

>  Stock Options

        Stock options are options to purchase our common stock at a price equal to the fair market value of our common stock on the date of grant. Stock options are exercisable for ten years from the date of grant, have an exercise price equal to the fair market value of our common stock on the date of grant, and vest in 20% increments over five years (unless the recipient dies, in which case vesting is accelerated). This structure provides an incentive to create stockholder value over the long-term, since the recipient cannot realize the full benefit of the stock option compensation package unless stock appreciation occurs over a number of years.

        In 2006, we granted stock options to Mr. Horton as part of his employment agreement approved by the Compensation Committee in 2006. We did not grant stock options to any other named executive officer in 2006.

>  Stock-Settled Stock Appreciation Rights

        As part of its 2006 compensation review, the Compensation Committee decided to replace stock option grants to our officers (including our current named executive officers) with grants of SSARs because SSARs require the use of fewer shares from the LTIP upon their exercise, while delivering the same economic value to the recipients as stock options. Similar to stock options, SSARs provide value when the price of our stock exceeds the exercise price of the SSAR. We pay the value of the appreciation in an equivalent number of shares of our stock. SSARs are exercisable for ten years from the date of grant, have a grant price equal to the fair market value of our common stock on the date of grant, and vest in 20% increments over five years (unless the recipient dies, in which case vesting is accelerated). This structure provides an incentive to create stockholder value over the long-term, since the recipient cannot realize the full benefit of the SSAR compensation package unless stock appreciation occurs over a number of years.

        As noted above, the SSARs granted in 2006 represent, on average, 20% of the value of a named executive officer's long-term incentive compensation package.

>  Stock Options with Tandem SSARs

        In order to reduce dilution and conserve shares under the LTIP, in 2006 the Compensation Committee approved an amendment to outstanding stock options under the LTIP to allow us to settle the previously issued stock options as either a stock option or a SSAR. Based on prior exercise history, we anticipate settling most of the affected stock options as SSARs in the future. This amendment did not change the value, term or grant price of the underlying stock option or result in any additional expense under FAS 123(R). The decision to add SSARs to outstanding stock options, and to grant SSARs in 2006 instead of stock options, reflected a change in accounting rules that resulted in SSARs and stock options having equivalent accounting treatment. There were no new grants of stock options issued with tandem SSARs in 2006, nor do we currently anticipate that there will be any in the near future.

>  Stock Option and SSAR Pricing Practices

        We generally grant stock options and SSARs to our officers (including our named executive officers) at the time of the Compensation Committee's annual compensation review. For 2006, the Compensation Committee conducted the compensation review at its July meeting. We also generally announce our second quarter earnings at or following our July Board of Directors and committee meetings. To avoid the earnings release having an impact on the exercise price of stock option or SSAR awards, the effective dates of the equity grants approved at the time of our earnings releases have historically been the third business day after the corresponding earnings release. We followed this practice in 2006, and the effective date of the SSARs granted in July 2006 was July 24, 2006 (the third business day following our earnings release for the second quarter). We established the exercise price of these SSARs as the fair market value of our common stock on that date, which under the LTIP (as in effect on July 24, 2006) was the average of the highest and lowest reported sales prices on that date.

        We also amended the LTIP in November 2006 to redefine fair market value as the last reported sales price of our stock at the time of grant or exercise. This amendment applies only to future equity based awards and exercises. It did not result in any change to the value, term or grant price of previously issued SSARs or stock options, or any additional expense under FAS 123(R) accounting rules.

Career Performance Shares

        As part of its 2005 compensation review, the Compensation Committee determined to grant Mr. Arpey 58,000 career performance shares in accordance with the Career Performance Share Award Agreement that we entered into with Mr. Arpey in 2005. The award agreement also provides for the grant of a minimum of 58,000 career performance shares in each of the succeeding four years.

        Career performance shares are deferred shares of our common stock, which vest only in 2015, if at all, upon the Compensation Committee's determination that the performance criteria specified in the award agreement have been satisfied. The Compensation Committee conducts annual reviews of achievement of the performance criteria, with a final assessment in 2015 that will determine the number of career performance shares actually distributed. In the event of death, disability, or a change in control, or in the event Mr. Arpey: (a) retires early with the approval of our Board of Directors; (b) is removed from his position as Chief Executive Officer not for cause; or (c) resigns from his position as Chief Executive Officer for good reason, the career performance shares will be deemed to have vested as of the date of such event.

        The distribution could range from 0% to 175% of the shares originally granted. At the end of the performance period, the Compensation Committee will determine any distributions based on its assessment of our achievement of the following during the performance period: (a) our overall cash flow; (b) our earnings; (c) the per share price of our common stock; (d) our operating performance (including safety and other issues concerning regulatory compliance); (e) the rate of return we are able to achieve on our investments and/or equity; (f) measures of employee engagement and/or satisfaction; (g) the overall state of relations with our organized labor groups; (h) our balance sheet; (i) our overall relationships with our largest stockholders; (j) our revenues; and (k) other factors as the Compensation Committee may, in its judgment, deem material. The Compensation Committee is not required to use any formula or other measures in determining achievement of these objectives.

        In approving the grant of 58,000 shares in 2006 to Mr. Arpey during its 2006 compensation review, the Compensation Committee considered the need to retain Mr. Arpey's services over the long-term and to make his total compensation relatively equivalent to the median chief executive officer compensation in the comparator group.

Additional Information

Perquisites and Other Benefits

        The named executive officers participate in a variety of health and welfare and other benefits provided to the other U.S.-based employees of American Airlines. The Compensation Committee has also determined that it is important to provide a limited number of additional perquisites and benefits to our named executive officers while employed by us to attract and retain them.

        As is common practice in the industry, we provide unlimited travel privileges in any available class of service on American Airlines and American Eagle Airlines to our current named executive officers and their respective spouses or companions and dependent children, and complimentary travel from time to time on other airlines on request. Although these travel privileges are primarily complimentary, each named executive officer is required to pay the cost of related taxes, fees and charges for the transportation and the privileges are subject to our other travel privilege program terms and conditions. Additionally, we reimburse each current named executive officer for: (i) the cost of one annual medical exam, (ii) the premium for a term life insurance policy in an amount equal to the base salary of the named executive officer, (iii) a portion of the premium for long-term disability insurance, and (iv) broker fees associated with the exercise of stock options/SSARs by the named executive officer during prescribed trading windows. Each current named executive officer and his or her spouse or companion are also provided an Admirals Club® membership (American Airlines' travel clubs located at American Airlines' large U.S. and international airports), and on occasion they are provided access to events or venues sponsored by us, in each case at no incremental cost to us. We describe further the perquisites that we provide to the named executive officers while they are employed by us in footnote (6) to the Summary Compensation Table on page 33 of this Proxy Statement.

        In order to reduce costs, in 2003 we elected to eliminate a number of perquisites frequently provided to executive officers of public companies, including automobile lease payments, club memberships, financial/estate planning fees and split dollar life insurance. We instead provide personal allowances, which we describe further in the footnotes to the Summary Compensation Table.

Retirement

Retirement Benefit Plan

        We provide the Retirement Benefit Plan of American Airlines, Inc. for Agents, Management, Specialists, Support Personnel and Officers (the "Retirement Benefit Plan") to help provide compensation to the named executive officers (and other employees) during their retirement. All of the named executive officers participate in the Retirement Benefit Plan, which is a defined benefit plan. Similar defined benefit plans exist for other American Airlines employees, including those employees covered by bargained labor agreements. We design our retirement benefits to be competitive with overall market practices and to promote retention.

        The Retirement Benefit Plan complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code (the "Code"). Since the Retirement Benefit Plan is a qualified plan, it is subject to various restrictions under the Code and ERISA with respect to payments and benefit calculations. These restrictions limit the maximum annual benefit payable under qualified plans (such as the Retirement Benefit Plan) to $175,000. Further, ERISA limits the maximum amount of annual compensation that we may take into account under the Retirement Benefit Plan to $220,000.

        For more information regarding the Retirement Benefit Plan, refer to the accompanying Pension Benefits Table, narrative discussion and footnotes that follow, beginning on page 41 of this Proxy Statement.

Non-Qualified Plan

        To address limitations on benefits under the Retirement Benefit Plan, American Airlines pays an additional retirement benefit to the named executive officers under the Supplemental Executive Retirement Plan, a plan that is not qualified under the Code (the "Non-Qualified Plan"). The Non-Qualified Plan formulas are the same as those applicable under the Retirement Benefit Plan. Short-term incentive compensation, including incentive payments and performance return payments, is included in the Non-Qualified Plan benefit formula because base pay for the named executive officers generally represents a small percentage of their total compensation potential. Income received from long-term incentive compensation distributions (like stock option/SSAR exercises, performance share and deferred share distributions) are not included in the Non-Qualified Plan benefit formulas.

        We pay benefits under the Retirement Benefit Plan as monthly annuities, which we reduce for the receipt of social security benefits. We pay benefits under the Non-Qualified Plan in a lump sum.

        Prior to September 2002, the Non-Qualified Plan was an unfunded plan. In September 2002, due to the departure of a number of our executives and to help retention efforts, the Board of Directors approved the establishment of a secular trust to fund defined benefits payable under the Non-Qualified Plan. We funded the trust in 2002, 2005, 2006 and 2007 to provide participants in the Non-Qualified Plan a level of certainty regarding payment of their retirement benefits under the plan similar to that afforded to all eligible employees under the Retirement Benefit Plan. It is our current policy not to fund the Non-Qualified Plan's trust to any greater extent than the funded percentage of our least funded qualified defined benefit plan for non-officer employees.

        For more information regarding the Non-Qualified Plan, refer to the Pension Benefits Table, and the accompanying narrative discussion and footnotes that follow, beginning on page 41 of this Proxy Statement.

Post-Termination and Change in Control Benefits

        The named executive officers (other than Mr. Beer) are also eligible for certain benefits, perquisites and privileges following their employment by us that we generally provide to all of our salaried employees. These may vary depending upon the reason for termination or the position or tenure of the named executive officer. In addition, they are eligible to receive severance determined according to prescribed policy, pro-rated incentive compensation and equity distributions, and a limited number of other benefits, perquisites and privileges. Subject to certain terms and conditions, upon termination we also generally provide unlimited air transportation on American Airlines and American Eagle Airlines in any available class of service to our named executive officers (and their respective spouses or companions and dependent children), as well as an Admirals Club® membership. For more information with respect to these post-termination benefits, perquisites and privileges, please refer to the narrative discussion under Post-Employment Compensation beginning on page 44 of this Proxy Statement.

        We have also entered into executive termination benefit agreements with the current named executive officers for terminations associated with a change in control of us. Since 1987, it has been our practice to enter into these agreements with our executive and senior officers. These agreements encourage the executive to work for the best interests of the stockholders during a potential change in control situation, by guaranteeing the executive a specified level of financial security if the executive's employment is terminated following a change in control. The executive termination benefit agreements also help ensure that the executive will remain with us for a reasonable period after the change in control, enabling a smooth transition to new management. For more information, refer to the narrative discussion of these agreements under Change in Control beginning on page 46 of this Proxy Statement.

Consideration of Tax Consequences in Determining Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to each of the Chief Executive Officer and the four other highest compensated officers to $1 million. While the Compensation Committee believes that it is important for the compensation paid to our named executive officers to be tax deductible under Section 162(m), it does not think this should be the determining factor in establishing compensation. The Compensation Committee believes that we must balance the emphasis on maximizing deductibility against both the need to retain executive talent and our long-term strategies and goals.

Mr. Horton's Employment Agreement

        We do not generally enter into employment agreements with our named executive officers. However, over the course of the past four years, we have seen the departure of a number of our senior and executive officers, including chief financial officers. Subsequent to the departure of James Beer in 2006, the Board of Directors approved rehiring Mr. Horton, formerly Vice Chairman and Chief Financial Officer of AT&T Corporation, and our former Chief Financial Officer. In his role as Executive Vice President - Finance and Planning and Chief Financial Officer, Mr. Horton has responsibility for all of our financial planning, treasury, corporate development, accounting, tax, investor relations, purchasing, capacity planning, revenue management, corporate real estate, international planning, fleet planning, a business unit that provides investment services, and activities related to American Airlines' membership in the global oneworld Alliance. Mr. Horton's employment agreement and his market based compensation package reflect the Compensation Committee's assessment of the value and strength of Mr. Horton's experience and knowledge of the challenging airline industry, as well as his keen understanding of the financial markets. His appointment strengthened our management team and provides for succession in several critical areas.

        Additional information regarding Mr. Horton's employment agreement is provided on page 36 and elsewhere in Executive Compensation beginning on page 32.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of AMR Corporation:
Michael A. Miles, Chairman David L. Boren Philip J. Purcell Judith Rodin

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table contains information regarding compensation for 2006 that we paid to: (a) our Chief Executive Officer during 2006, Gerard J. Arpey, (b) the two individuals that served as our Chief Financial Officer during 2006 - James A. Beer, until his resignation effective February 27, 2006, and Thomas W. Horton, who we employed effective March 29, 2006, and (c) our three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) as of December 31, 2006 - Daniel P. Garton, Gary F. Kennedy and Robert W. Reding.

Name and Principal Position (a)	Year (b)	Salary (1)($) (c)	Bonus ($) (d)	Stock Awards (2)($) (e)	Option Awards (3)($) (f)	Non-Equity Incentive Plan Compensation (4)($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)($) (h)	All Other Compensation (6)($) (i)	Total ($) (j)

Gerard J. Arpey- Chairman, President & CEO	2006	581,534	0	8,558,878	851,398	225	169,255	39,769	10,201,059

Thomas W. Horton-Exec. Vice Pres.-Finance & Planning & CFO	2006	456,522	0	5,816,291	165,438	175	484,563	918,145	7,841,134

Daniel P. Garton- Exec. Vice Pres.-Marketing	2006	512,378	0	5,044,893	544,885	225	169,298	44,027	6,315,706

Gary F. Kennedy-Sr. Vice Pres., General Counsel & Chief Compliance Officer	2006	471,973	0	3,554,333	290,647	225	252,889	37,045	4,607,112

Robert W. Reding- Sr. Vice Pres.-Technical Operations	2006	457,728	0	3,508,384	309,167	225	212,900	36,788	4,525,192

James A. Beer- Former Sr. Vice Pres. & CFO	2006	122,310	0	(2,985,899)	0	0	12,224	10,186	(2,841,179)

(1)
The Compensation Committee in its discretion determined the base salaries listed in the Summary Compensation Table for each of the named executive officers by applying the principles set forth in the Compensation Discussion and Analysis section above. Mr. Horton's base salary is determined pursuant to the terms of his employment agreement entered into in connection with his recommencement of employment on March 29, 2006. We describe the terms of his employment agreement further, including the amount payable to Mr. Horton as base salary, on page 36 and elsewhere in Executive Compensation.

  In May 2006, we granted each of Messrs. Arpey, Garton, Kennedy and Reding a 1.5% increase in annual base salary, which is the same increase to base salaries that all of the U.S.-based employees of American Airlines received in 2006. As part of the annual compensation review conducted by the Compensation Committee in July 2006, we also granted Mr. Arpey an additional base salary increase of 21%. This base salary increase was intended to align his compensation closer to the median of the comparator group and to address internal equity discrepancies resulting from the higher base salary necessary to attract Mr. Horton to become our new Chief Financial Officer. The Compensation Committee also considered that Mr. Arpey had: (a) declined base salary increases upon his promotion to CEO in 2003 and in each of 2004 and 2005 (other than the 1.5% pay increases offered to all U.S.-based salaried employees in each of 2004 and 2005); (b) declined promotional and annual grants of stock options, performance shares and deferred shares in 2003; (c) declined promotional grants of stock options, performance shares and deferred shares upon his election as Chairman in 2004; and (d) a 14% reduction in salary in 2003.

  We granted no other base salary increases to any of the named executive officers in 2006. The amounts shown in column (c) for Mr. Beer include salary earned through his date of resignation and unused and accrued vacation of $41,037.

(2)
The amounts shown in column (e) represent the compensation costs for financial reporting purposes in 2006 of performance shares, deferred shares and career performance shares granted to the named executive officers in 2006, as well as compensation costs for such grants made in prior years, as determined pursuant to FAS 123(R) (Share-Based Payment). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K/A for the fiscal year ended December 31, 2006 for the assumptions made in determining the FAS 123(R) values.

  Due to the requirement that we reflect in the above table our compensation costs in 2006 and these amounts include compensation costs for grants in 2006 and in years prior to 2006, the amounts shown in column (e) for Messrs. Arpey, Garton, Kennedy and Reding are significantly larger than the grant date value of the 2006 awards. As reflected in the Grants of Plan-Based Awards Table on page 34 of this Proxy Statement, the grant date fair value of the aggregate number of performance shares, deferred shares and career performance shares granted to these named executive officers in 2006 were: Mr. Arpey - $4,015,330; Mr. Garton - $1,693,170; Mr. Kennedy - $921,437; and Mr. Reding - $921,437.

(3)
The amounts shown in column (f) represent the compensation costs for financial reporting purposes in 2006 of stock option and stock-settled appreciation rights granted to each of the named executive officers in 2006, as well as compensation costs for grants made in prior years, as determined pursuant to FAS 123(R). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K/A for the fiscal year ended December 31, 2006 for the assumptions made in determining the FAS 123(R) values.

(4)
The amounts shown in column (g) are the amounts earned in 2006 under the customer service component of the AIP. We made no payments in 2006 under the financial component of the AIP because we did not achieve the pre-tax earnings margin required. See the Compensation Discussion and Analysis beginning on page 19 and Non-Equity Incentive Plan Awards on page 35 of this Proxy Statement for more information about these payments.

(5)
The amounts shown in column (h) represent the change in the actuarial present value of the accumulated benefit under both the Retirement Benefit Plan and the Non-Qualified Plan from December 31, 2005 to December 31, 2006. For Messrs. Horton and Reding, the amounts also reflect additional years of credited service under the Non-Qualified Plan pursuant to Mr. Horton's employment agreement and a letter of agreement with Mr. Reding. For a more detailed discussion of the manner in which the value of the benefits under the Retirement Benefit Plan and Non-Qualified Plan are determined, see Discussion Regarding Pension Benefits Table beginning on page 42 of this Proxy Statement. No amounts are included in column (h) with respect to above-market or preferential earnings on non-qualified deferred compensation.

(6)
Column (i) includes a personal allowance paid in 2006 to each of the named executive officers, determined based upon their positions in the following amounts: Mr. Arpey ($33,000), Mr. Horton ($20,543), Mr. Garton ($27,000), Mr. Kennedy ($27,000), Mr. Reding ($27,000), and Mr. Beer ($4,388). In order to reduce costs, in 2003 we elected to provide these personal allowances and to eliminate perquisites commonly provided to executive officers of other public companies, including automobile lease payments, club memberships, financial/estate planning fees and split dollar life insurance.

  The amounts reflected in column (i) also include the estimated aggregate incremental cost to us for the air transportation provided by us to each of the named executive officers and his family members in 2006 (but exclude fees and taxes paid by the named executive officer with respect to such air transportation). See Perquisites and Other Benefits on page 29 of this Proxy Statement for more information.

  Additionally, the amounts reflected in column (i) include reimbursement by us for: (i) the cost of one annual medical exam, (ii) the premium for a term life insurance policy (with a policy amount equal to the base salary of the named executive officer), (iii) a portion of the premium for long-term disability insurance, and (iv) broker fees associated with the exercise of stock options/SSARs by the named executive officer during prescribed trading windows. Each current named executive officer and his or her spouse or companion were also provided an Admirals Club® membership (American Airlines' travel clubs located at American Airlines' large U.S. and international airports), and on occasion certain of the named executive officers were provided access to events or venues sponsored by us or received reduced cost air transportation on other airlines, at no incremental cost to us.

  For Mr. Horton, as required by his employment agreement, we agreed to purchase his home in New Jersey at its appraised value, as determined by two independent appraisers, and paid other costs and expenses related to relocating his principal residence from New Jersey to our headquarters in Texas, including closing costs, fees paid to the relocation assistance firm, moving and temporary housing costs, and other expenses. The total aggregate incremental cost to us was $894,014, and that amount is included in column (i) for Mr. Horton.

  Except as otherwise specifically noted above, the amount of, or incremental cost to us with respect to, any of the perquisites or other personal benefits included in column (i) did not exceed $25,000 or 10% of the total amount of perquisites and personal benefits to any named executive officer.

Grants of Plan-Based Awards Table

        The table set forth below lists each grant or award made in 2006 to any of the named executive officers under our equity and non-equity incentive plans. Mr. Beer did not receive any awards under any of these plans due to his resignation on February 27, 2006. The amounts shown below under Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect payments under the AIP that we could have made to each of our current named executive officers if we had achieved the pre-tax earnings margin thresholds of the financial component of the AIP in 2006. Since we did not meet any of the thresholds for payment under the financial component of the AIP in 2006, the actual amounts paid in 2006 under the AIP consisted solely of payments under its customer service component (which are reported in column (g) of the Summary Compensation Table set forth above), which were substantially lower than the amounts listed below as being potentially payable.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Name (a)	Grant Date (b)	Action Date(1) (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)	All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise or Base Price of Option Awards ($/Sh) (l)	Grant Date Fair Value of Stock and Option Awards ($) (m)

Arpey			535,011	814,148	1,163,068
	07/24/2006	07/19/2006				0	95,000(2)	166,250				2,204,950
	07/24/2006	07/19/2006				0	58,000(3)	101,500				1,346,180
	07/24/2006	07/19/2006							20,000(5)			464,200
	07/24/2006	07/19/2006								75,000(6)	23.21	801,000

Horton			246,522	493,044	913,044
	03/29/2006					0	69,000(4)	120,750				1,842,300
	03/29/2006					0	77,600(4)	135,800				2,071,920
	07/24/2006	07/19/2006				0	61,000(2)	106,750				1,415,810
	03/29/2006								33,000(4)			881,100
	07/24/2006	07/19/2006							8,400(5)			194,964
	03/29/2006									59,200(4)	26.70	745,920
	07/24/2006	07/19/2006								38,500(6)	23.21	411,180

Garton			276,684	553,368	1,024,756
	07/24/2006	07/19/2006				0	61,000(2)	106,750				1,415,810
	07/24/2006	07/19/2006							11,950(5)			277,360
	07/24/2006	07/19/2006								38,500(6)	23.21	411,180

Kennedy			235,987	353,980	943,946
	07/24/2006	07/19/2006				0	35,000(2)	61,250				812,350
	07/24/2006	07/19/2006							4,700(5)			109,087
	07/24/2006	07/19/2006								21,800(6)	23.21	232,824

Reding			228,864	343,296	915,456
	07/24/2006	07/19/2006				0	35,000(2)	61,250				812,350
	07/24/2006	07/19/2006							4,700(5)			109,087
	07/24/2006	07/19/2006								21,800(6)	23.21	232,824

(1)
The annual performance shares, deferred shares and SSARs grants to our current named executive officers were approved at the meetings of the Compensation Committee and the Board of Directors on July 19, 2006 (other than the awards to Mr. Horton on March 29, 2006). As is customary, we also announced our second quarter 2006 earnings on July 19, 2006. To avoid the earnings release having an impact on the exercise price of SSAR awards granted at the time of such earnings release, the effective date of the SSARs (and other stock awards) granted in July 2006 was the third business day following the corresponding earnings release, or July 24, 2006. The exercise price of these SSARs was the fair market value of our common stock on that date, which was the average of the highest and lowest reported sales prices of our stock on that date pursuant to the LTIP (as in effect on that date). The fair market value was higher than the closing price of our stock on each of the grant dates noted in the table above. We subsequently modified the LTIP's fair market value definition to use the last reported sales price of our stock on the New York Stock Exchange at the time of grant or exercise. This modification applies only to future equity based awards and exercises. It did not result in any change to the value, term or grant price of previously issued SSARs or stock options, or any additional expense under FAS 123(R) accounting rules.

(2)
These are performance shares granted under the 2006/2008 Performance Share Plan.

(3)
These are deferred shares granted pursuant to the Career Performance Share Award Agreement with Mr. Arpey.

(4)
In addition to participating in the annual grants referenced in footnote (1) above, as required by his employment agreement, we granted to Mr. Horton the following awards on March 29, 2006: (a) 69,000 shares under the 2004/2006 Performance Share Plan, (b) 77,600 shares under the 2005/2007 Performance Share Plan, (c) 33,000 deferred shares and (d) 59,200 stock options.

(5)
These are deferred shares granted pursuant to the 2006 Deferred Share Award Agreements.

(6)
These are SSARs granted pursuant to the 2006 Stock Appreciation Rights Agreements.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

        The above tables do not reflect the amendment in 2006 to outstanding stock options to allow us to settle the previously issued stock options as either a stock option or a SSAR. These SSARs may only be exercised in lieu of (and not in addition to) the existing stock option grants to which they were added. The addition of the SSAR feature did not increase the amount of compensation that could be payable to any of the named executive officers under the existing awards and did not increase the potential cost of these awards to us for financial accounting purposes. Please see Stock Options and Stock-Settled Stock Appreciation Rights beginning on page 27 of this Proxy Statement for more information.

Non-Equity Incentive Plan Awards

        The AIP is a short-term, cash-based annual incentive plan that has both a customer service component and a financial component. With respect to the customer service component, in 2006 monthly payments were earned in January, February, June, July, September, October and November (in the amount of $25 each, expect for June and October where the amount was $50 in each case). Under the financial component of the AIP for 2006, no amounts are payable unless American Airlines' pre-tax earnings margin (as reported in our financial statements) equals or exceeds 5%. We pay target level awards if American Airlines' pre-tax earnings margin equals or exceeds 10% and maximum level awards if American Airlines' pre-tax earnings margin equals or exceeds 15%. In 2006, American Airlines' pre-tax earnings margin did not reach the 5% threshold, and thus we made no payments under the financial component of the AIP.

Equity Incentive Plan Awards

        During the compensation review in July 2006, the Compensation Committee approved the annual grants of performance shares, deferred shares, and SSARs to the named executive officers (other than Mr. Beer) as described below.

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Performance Shares

        Performance share awards are grants of stock-based compensation that we granted in July 2006 under the 2006/2008 Performance Share Plan. These performance shares will generally vest and become payable, if at all, contingent upon the achievement of certain performance criteria over a three-year performance period. Column (h) of the above Grants of Plan-Based Awards Table reflects the number of performance shares granted in July 2006 for each of our current named executive officers. Distribution of these performance shares is also generally contingent upon continued employment with us through April 15, 2009. The final number of performance shares that we may actually distribute can range from 0% to 175% of the shares originally granted, based on achievement of certain performance criteria and objectives. For the named executive officers, one-half of the performance shares initially granted that may be distributed is determined according to our relative total shareholder return as compared to certain of our competitors during the three-year performance period. The other half of the performance shares initially granted that may be distributed is determined based on the Compensation Committee's judgment of our achievement of the corporate objectives established by the Compensation Committee each year during the three-year performance period. Please see Performance Shares beginning on page 24 of this Proxy Statement for more information regarding the 2006/2008 Performance Share Plan.

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Deferred Shares

        The deferred shares granted in July 2006 to each of our current named executive officers will generally vest in full on July 24, 2009, the third anniversary of the grant date, subject to the named executive officer's continued employment with us through that date. In the event of death, disability, retirement or termination not for cause, these shares will vest pro-rata based on the number of months that have elapsed since the grant date. Please see Deferred Shares on page 26 of this Proxy Statement for more information.

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Stock-Settled Stock Appreciation Rights

        In July 2006, we granted SSARs to our current named executive officers that, upon exercise, are settled by delivering shares of our common stock. Column (k) of the Grants of Plan-Based Awards Table lists the number of shares granted in 2006 in respect of SSARs. The number of shares delivered upon exercise will have a value equal to the difference between the fair market value of our common stock at the time of exercise and the fair market value of our common stock on the grant date, multiplied by the number of shares in respect of which the SSAR is being exercised. Please see Stock Options and Stock-Settled Stock Appreciation Rights beginning on page 27 of this Proxy Statement for more information.

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Career Performance Shares

        In 2005, we entered into a Career Performance Share Award Agreement with Mr. Arpey. In July 2006, pursuant to the terms of that agreement, we granted Mr. Arpey an award of 58,000 career performance shares that generally vest and become payable in 2015 (listed in column (h) in the above Grants of Plan-Based Awards Table). The career performance shares will only vest if the Compensation Committee determines that certain performance criteria have been satisfied. Under that agreement, Mr. Arpey is also entitled to receive additional grants of at least 58,000 career performance shares in each of 2007, 2008 and 2009. Please see Career Performance Shares on page 28 of this Proxy Statement for more information regarding career performance shares and the applicable performance criteria.

Mr. Horton's Employment Agreement

        In connection with the commencement of his employment as our Executive Vice President - Finance and Planning and Chief Financial Officer, we entered into an employment agreement with Mr. Horton (previously filed with the SEC). Mr. Horton's employment agreement establishes his base salary at $600,000, subject to potential annual increases, which are in the sole discretion of the Compensation Committee. Mr. Horton also received: (a) 69,000 shares from the 2004/2006 Performance Share Plan; (b) 77,600 shares from the 2005/2007 Performance Share Plan; (c) 33,000 deferred shares; and (d) 59,200 stock options, each as stipulated in his employment agreement. Each such grant is listed on the Grants of Plan-Based Awards Table on page 34 of this Proxy Statement. The deferred shares granted in connection with the commencement of Mr. Horton's employment vested on the first anniversary of the date of grant (March 29, 2007). In addition, the performance shares granted to Mr. Horton under the 2004/2006 Performance Share Plan vested on April 18, 2007 at 154% of the original share grant. The conditions applicable to the vesting of Mr. Horton's 2005/2007 Performance Shares are similar to the conditions existing for the other current named executive officers and their grants under the 2006/2008 Performance Share Plan. Please see Performance Shares beginning on page 24 of this Proxy Statement for further information regarding these performance share plans. The stock options granted to Mr. Horton on March 29, 2006 have similar terms and conditions to the 2006 SSAR grants made to all of the other current named executive officers described above, except that the vesting dates and the term of Mr. Horton's stock options are measured from Mr. Horton's hire date of March 29, 2006 (which was the grant date for such award). As with all other outstanding stock options under the LTIP, we amended these options in 2006 to add a SSAR feature, as described in Stock Options and Stock-Settled Stock Appreciation Rights beginning on page 27 of this Proxy Statement.

Outstanding Equity Awards At Fiscal Year-End Table

        The table set forth below lists all of the outstanding stock and stock option/SSAR awards held by each of our current named executive officers on December 31, 2006. The table also includes the value of these awards based on the closing price of our common stock on December 29, 2006 (the last trading day of 2006) which was $30.23, and, in the case of performance share awards, are based on the maximum level of achievement of the applicable performance objectives as of that date as required by the SEC's disclosure rules. Each award listed in column (c) is a stock option with a tandem SSAR, other than the last award listed in that column for each of the current named executive officers (with the expiration date of July 24, 2016) that was a SSAR grant. In 2006, we amended each of these option awards to add the tandem SSAR. Because Mr. Beer, who resigned from employment with us in February 2006, held no awards as of December 31, 2006, we do not list any awards for him.

	Option/SSAR Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)

Arpey	33,180		30.83	07/20/2008
	52,140		28.86	07/26/2009
	237,000		24.39	01/24/2010
	70,000		33.38	07/24/2010
	60,000		36.18	07/23/2011
	67,200	16,800(1)	26.71	02/27/2012
	80,000	20,000(2)	24.47	04/02/2012
	68,800	103,200(3)	8.88	07/26/2014
	19,000	76,000(4)	13.67	07/25/2015
		75,000(5)	23.21	07/24/2016
					236,250(10)	7,141,838
					24,000(11)	725,520
					20,000(12)	604,600
					99,540(13)	3,009,094
							245,000(16)	7,406,350
							166,250(17)	5,025,738
							116,000(18)	3,506,680

Horton		59,200(6)	26.70	03/29/2016
		38,500(5)	23.21	07/24/2016
					33,000(14)	997,590
					120,750(10)	3,650,273
					8,400(12)	253,932
							135,800(16)	4,105,234
							106,750(17)	3,227,053

Garton	33,180		30.83	07/20/2008
	52,140		28.86	07/26/2009
	237,000		24.39	01/24/2010
	70,000		33.38	07/24/2010
	60,000		36.18	07/23/2011
	67,200	16,800(1)	26.71	02/27/2012
	16,800	33,600(7)	10.68	07/21/2013
	15,000	45,000(3)	8.88	07/26/2014
	11,840	47,360(4)	13.67	07/25/2015
		38,500(5)	23.21	07/24/2016
					120,750(10)	3,650,273
					26,000(15)	785,980
					16,500(11)	498,795
					11,950(12)	361,249
					99,540(13)	3,009,094
							135,800(16)	4,105,234
							106,750(17)	3,227,053

	Option/SSAR Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)

Kennedy	13,035		30.83	07/20/2008
	22,278		28.86	07/26/2009
	22,000		33.38	07/24/2010
	20,000		36.18	07/23/2011
	22,400	5,600(1)	26.71	02/27/2012
		12,000(8)	3.26	01/27/2013
		25,600(7)	10.68	07/21/2013
		34,800(3)	8.88	07/26/2014
	7,700	30,800(4)	13.67	07/25/2015
		21,800(5)	23.21	07/24/2016
					89,250(10)	2,698,028
					10,000(11)	302,300
					4,700(12)	142,081
					42,660(13)	1,289,612
							99,750(16)	3,015,443
							61,250(17)	1,851,588

Reding	35,550		29.53	03/20/2010
	20,000		33.38	07/24/2010
	20,000		36.18	07/23/2011
	22,400	5,600(1)	26.71	02/27/2012
		20,000(9)	6.50	05/27/2013
		25,600(7)	10.68	07/21/2013
		34,800(3)	8.88	07/26/2014
	7,700	30,800(4)	13.67	07/25/2015
		21,800(5)	23.21	07/24/2016
					89,250(10)	2,698,028
					10,000(11)	302,300
					4,700(12)	142,081
							99,750(16)	3,015,443
							61,250(17)	1,851,588

(1)
Award became exercisable in full on February 27, 2007.

(2)
Award became exercisable in full on April 2, 2007.

(3)
Award becomes exercisable in three equal installments on July 26 in each of 2007, 2008 and 2009. The number of shares in each installment is: Mr. Arpey, 34,400; Mr. Garton, 15,000; Mr. Kennedy, 11,600; and Mr. Reding, 11,600.

(4)
Award becomes exercisable in four equal installments on July 25 in each of 2007, 2008, 2009 and 2010. The number of shares in each installment is: Mr. Arpey, 19,000; Mr. Garton, 11,840; Mr. Kennedy, 7,700; and Mr. Reding, 7,700.

(5)
Award becomes exercisable in five equal installments on July 24 in each of 2007, 2008, 2009, 2010 and 2011. The number of shares in each installment is: Mr. Arpey, 15,000; Mr. Horton, 7,700; Mr. Garton, 7,700; Mr. Kennedy, 4,360; and Mr. Reding, 4,360.

(6)
Award becomes exercisable in five equal installments of 11,840 shares. The first installment became exercisable on March 29, 2007. The other four installments become exercisable on March 29 in each of 2008, 2009, 2010 and 2011.

(7)
Award becomes exercisable in two equal installments on July 21 in each of 2007 and 2008. The number of shares in each installment is: Mr. Garton, 16,800; Mr. Kennedy, 12,800; and Mr. Reding, 12,800.

(8)
6,000 shares became exercisable on January 27, 2007 and a second installment of 6,000 shares will become exercisable on January 27, 2008.

(9)
Award becomes exercisable in two equal installments of 10,000 shares on May 27 in each of 2007 and 2008.

(10)
These performance shares were granted under the 2004/2006 Performance Share Plan and vested on April 18, 2007. We initially granted the following shares under the 2004/2006 Performance Share Plan: Mr. Arpey, 135,000, Mr. Horton, 69,000, Mr. Garton, 69,000, Mr. Kennedy, 51,000, and Mr. Reding, 51,000. We earned a first place total shareholder return rank during 2006 and, therefore, one-half of the performance shares initially granted to the named executive officers were distributed at 175% of the initial grant, with the other half distributed at 133% based upon the Compensation Committee's judgment of the assessment of accomplishments of the corporate objectives for the years 2004-2006, resulting in a total distribution of 154% of the initial grant. The number of shares actually distributed to the named executive officers on April 18, 2007 under the 2004/2006 Performance Share Plan were: Mr. Arpey, 207,900, Mr. Horton, 106,260, Mr. Garton, 106,260, Mr. Kennedy, 78,540, and Mr. Reding, 78,540. Due to his resignation, Mr. Beer forfeited his award. Refer to Performance Shares beginning on page 24 of this Proxy Statement for more discussion of the 2004/2006 Performance Share Plan.

(11)
These deferred shares vest on July 25, 2008, generally subject to the recipient's continued employment through that date. We granted the number of shares shown pursuant to a 2005 Deferred Share Award Agreement with each of the current named executive officers.

(12)
These deferred shares vest on July 24, 2009, generally subject to the recipient's continued employment through that date. We granted the number of shares shown pursuant to a 2006 Deferred Share Award Agreement with each of the current named executive officers.

(13)
These career equity shares will vest upon retirement after the attainment of age 60, generally subject to the recipient's continued employment through that date. We granted the number of shares shown pursuant to a Career Equity Share Agreement with each of Messrs. Arpey, Garton and Kennedy only.

(14)
We granted these deferred shares in connection with Mr. Horton's employment and they vested on March 29, 2007.

(15)
These shares vest on July 26, 2007, generally subject to Mr. Garton's continued employment through such date.

(16)
These performance shares were granted under the 2005/2007 Performance Share Plan and will vest, if at all, on April 16, 2008, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient's continued employment through such date. As required by the SEC's disclosure rules, the number of performance shares shown assumes that maximum levels of performance (175%) will be achieved. In 2008, the Compensation Committee will determine the actual levels of performance achieved.

(17)
These performance shares were granted under the 2006/2008 Performance Share Plan and will vest, if at all, on April 15, 2009, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient's continued employment through such date. As required by the SEC's disclosure rules, the number of performance shares shown assumes that maximum levels of performance (175%) will be achieved. In 2009, the Compensation Committee will determine the actual levels of performance achieved.

(18)
These career performance shares were granted to Mr. Arpey under the Career Performance Share Agreement and will vest, if at all, on July 25, 2015, subject to the satisfaction of the applicable performance criteria and generally subject to Mr. Arpey's continued employment through such date. As required by the SEC's disclosure rules, the career performance shares shown assumes that target levels of performance (100%) will be achieved.

Discussion Regarding Outstanding Equity Award Table

        In addition to vesting on the respective vesting dates reflected in the footnotes to the above table, under the LTIP and ESIP and the applicable award agreements, awards vest upon retirement at normal retirement (age 60) or early retirement (termination on or after age 55 and the completion of at least 10 years of service). Upon vesting at normal retirement or early retirement, all unexercised stock options/SSARs continue to vest and remain exercisable at any time until expiration. In addition, at such time all performance shares and deferred shares will vest, if at all, on a pro-rata basis, based on the number of months of participation in the plan cycle, beginning from the first day of the measurement date through the month of retirement, divided by 36 (each plan cycle consists of a 36-month measurement period).

        In 1988, we established the Career Equity Program as a long-term compensation vehicle to encourage retention and stock ownership. Although we made no such grants in 2006, certain named executive officers still have outstanding career equity shares, as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table. Career equity shares are deferred share grants of our common stock that vest at age 60. There is pro-rata vesting in the event that any of the following occur prior to full vesting at age 60: death, disability, termination not for cause, or early retirement. A participant who qualifies for and elects early retirement will become vested in the number of shares subject to such an award, reduced by 3% of the total number of shares for each year by which the participant's early retirement date precedes age 60. As of December 31, 2006, none of the named executive officers had become eligible for early retirement status. For Mr. Arpey, the program guarantees that the value of his career equity shares at retirement will be at least equal to three and one-half times his final average salary as determined for purposes of the Retirement Benefit Plan.

Option Exercises and Stock Vested Table

        The following table summarizes stock option exercises and stock vesting for the named executive officers in 2006.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized On Exercise(1) ($) (c)	Number of Shares Acquired On Vesting(2) (#) (d)	Value Realized On Vesting(3) ($) (e)

Arpey	49,770	481,105	0	0

Horton	0	0	0	0

Garton	98,370	706,817	77,000	1,892,275

Kennedy	80,400	966,596	63,000	1,548,225

Reding	71,600	997,694	63,000	1,548,225

Beer	33,834	155,019	0	0

(1)
The values in column (c) reflect the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option/SSAR, multiplied by the number of shares shown in column (b) for the named executive officer.

(2)
The numbers shown in column (d) represent the number of shares that vested under the 2003/2005 Performance Share Plan in April 2006. We elected to distribute these awards in a combination of cash and shares of our stock, as follows: Mr. Garton received $142,461 and 71,203 shares; Mr. Kennedy received $131,231 and 57,660 shares; and Mr. Reding received $127,274 and 57,821 shares.

(3)
The values in column (e) are based on the fair market value (as determined in accordance with the LTIP) of our stock on the date of vesting, multiplied by the number of shares shown in column (d) for the named executive officer.

Discussion Regarding Option Exercise and Stock Vested Table

        The distribution under the 2003/2005 Performance Share Plan occurred in April 2006 and consisted of cash and shares of our common stock. There was no distribution to Mr. Arpey from the 2003/2005 Performance Share Plan because in July 2003 he declined any awards under the plan. In addition, we did not distribute any performance shares to Mr. Horton under the 2003/2005 Performance Share Plan because he was not employed by us at any time during the plan's performance measurement period, and we did not distribute any performance shares to Mr. Beer since he forfeited his performance shares upon his resignation. We made all cash payments in accordance with the provisions of the AIP, limiting cash payments to no more than 20% of the participant's maximum award under the AIP.

Pension Benefits Table

        The following table summarizes the present value of the accumulated pension benefits of the named executive officers as of December 31, 2006.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)(1),(2)	Payments During Last Fiscal Year ($) (e)

Arpey	Retirement Benefit Plan	23.274	468,454	0
	Non-Qualified Plan	23.274	2,188,307	0

Horton	Retirement Benefit Plan	16.665(3)	291,463	0
	Non-Qualified Plan	17.665(3)	765,992	0

Garton	Retirement Benefit Plan	19.368	418,293	0
	Non-Qualified Plan	19.368	1,854,490	0

Kennedy	Retirement Benefit Plan	21.547	522,872	0
	Non-Qualified Plan	21.547	1,065,255	0

Reding	Retirement Benefit Plan	5.912(4)	155,231	0
	Non-Qualified Plan	11.824(4)	599,487	0

Beer	Retirement Benefit Plan	13.447	158,607	0
	Non-Qualified Plan	13.447	211,245	0

(1)
We have partially funded the benefits under the Non-Qualified Plan into a trust according to the funding policy described in Non-Qualified Plan on page 30 of this Proxy Statement. Assets in the trust are separate from our operating assets and become payable to the named executive officer only upon normal or early retirement. The amounts listed in column (d) for the Non-Qualified Plan reflect the present value of the total benefit payable under the Non-Qualified Plan to each of the named executive officers, without any reduction for amounts contributed to the trust.

(2)
Tax laws treat the contributions to the Non-Qualified Plan as taxable income to the named executive officers, which requires them to pay (through normal tax withholding by us) applicable federal, state and local income taxes. As such, we distribute the tax liabilities to the applicable tax authorities and deposit only the net amount of the contributions into the trust. We did not reduce the Non-Qualified Plan amounts shown in column (d) to reflect the contributions to the trust or the tax liabilities since we will not know the impact of the tax liabilities until normal or early retirement. Therefore, we do not consider such amounts as paid from the Non-Qualified Plan until that time. The amounts contributed to the Non-Qualified Plan trust in 2006 for the named executive officers were made in accordance with the funding policy described in Non-Qualified Plan on page 30 of this Proxy Statement. For 2006, the gross benefit amounts distributed to the applicable taxing authorities (tax liability) and the net amounts contributed to the Non-Qualified Plan trust are identified in the table below.

Name	Gross Benefit Amount ($)	Tax Liability ($)	Net Amount Contributed to the Trust ($)

Arpey	0	0	0

Horton	0	0	0

Garton	0	0	0

Kennedy	110,205	40,170	70,035

Reding	123,604	45,054	78,550

Beer	76,166	27,762	48,404

(3)
As of December 31, 2006, Mr. Horton has 16.655 years of credited service under the Retirement Benefit Plan and 17.655 years of credited service under the Non-Qualified Plan. Mr. Horton left our company in 2002 and rejoined us in 2006. Under the terms of the Retirement Benefit Plan and the Non-Qualified Plan, Mr. Horton's prior credited service in each respective plan was re-instated. In addition, based on his employment contract, Mr. Horton accrues an additional one and one-third years of age and service credit, up to a maximum of 3.9 years of additional age and service credit, in the Non-Qualified Plan for each year he works under the employment agreement. The purpose of this adjustment is to create the effect that he will be deemed to have continuously served with us since he first joined us in August 1985. As of December 31, 2006, Mr. Horton had earned one additional year of age and service credit under the Non-Qualified Plan with an estimated value of $130,085.

(4)
As of December 31, 2006, Mr. Reding had 5.912 years of credited service under the Retirement Benefit Plan and 11.824 years of credited service under the Non-Qualified Plan. Pursuant to an agreement with Mr. Reding, he earns two years of credited service in the Non-Qualified Plan for each year of credited service earned in the Retirement Benefit Plan, up to a maximum of 10 years of additional service credit. As of December 31, 2006, Mr. Reding had earned 5.912 additional years of service credit under the Non-Qualified Plan with an estimated value of $383,336.

Discussion Regarding Pension Benefits Table

        We provide the Retirement Benefit Plan to assist our agents, management, specialists, support personnel and officers (including the named executive officers) financially during their retirement. These employees hired prior to January 1, 2002 become eligible for the Retirement Benefit Plan once they have completed 1,000 hours of eligible service in one year. To vest in the benefits provided under the Retirement Benefit Plan, a participant must complete at least five years of eligible service, reach age 65, or be permanently and totally disabled. After becoming a member of the Retirement Benefit Plan, each participant earns one year of credited service for each plan year in which at least 1,900 hours of service are completed.

        We base the benefits payable to each participant under the Retirement Benefit Plan and the Non-Qualified Plan on the four formulas described below. For each participant, we use the formula that provides such participant with the greatest benefit. For purposes of the above table, we deem: each of Messrs. Arpey, Horton, Garton and Kennedy to receive benefits under the Retirement Benefit Plan pursuant to the Final Average Retirement Benefit Formula and under the Non-Qualified Plan pursuant to the Social Security Offset Formula; Mr. Reding to receive benefits under the Retirement Benefit Plan pursuant to the Career Average Benefit Formula and under the Non-Qualified Plan pursuant to the Final Average Retirement Benefit Formula; and Mr. Beer to receive benefits under both the Retirement Benefit Plan and Non-Qualified Plan pursuant to the Social Security Offset Formula.

Final Average Retirement Benefit Formula

        A participant's annual benefit at normal retirement will equal the product of 1.667% of their final average compensation times their years of credited service. Final average compensation is the average of the participant's pensionable pay during the four highest paid consecutive years during the last ten years of employment. Pensionable pay includes regular pay and certain commissions, but excludes overtime, shift differentials, bonuses, expenses and equity-based compensation.

Career Average Benefit Formula

        A participant's annual benefit at normal retirement will equal the sum of the following amounts, determined for each year the participant is a member of the Retirement Benefit Plan: (i) 1.25% times the participant's pensionable pay (as described above) for each year up to $6,600 and (ii) 2% times the participant's pensionable pay for such year over $6,600.

Social Security Offset Formula

        A participant's annual benefit at normal retirement will equal the difference between (i) the product of (a) 2% of the participant's final average compensation (as described above) and (b) their years of credited service, and (ii) the product of (a) 1.5% of the participant's estimated annual Social Security benefit and (b) their years of credited service, subject to a maximum offset of 50% of the participant's estimated Social Security benefit.

Minimum Retirement Benefit Formula

        A participant's annual benefit at normal retirement will equal the product of (i) 12, (ii) $23.50 for participants whose final average compensation (as described above) is less than $15,000 (or $24.00 for participants whose final average compensation is at least $15,000) and (iii) the number of years of the participant's credited service.

        Normal retirement age under the Retirement Benefit Plan is age 65. Participants with at least 10 years of retirement eligible service may receive unreduced benefits at age 60. Participants with at least 15 years of retirement eligible service may receive reduced benefits at age 55 (reduced 3% per year below age 60). Participants who retire prior to age 60 with at least 10 years (but less than 15 years) of retirement eligible service may receive retirement benefits starting at age 60 (benefit is reduced 3% per year below age 65). Retirement Benefit Plan benefits are paid as a monthly annuity and the participant may elect the form of annuity payments (single life, joint and survivor, guaranteed period or level income). As of December 31, 2006, none of the named executive officers had become eligible for retirement or early retirement status.

        The Retirement Benefit Plan complies with ERISA and qualifies for a federal income tax exemption under the Code. Since it is a qualified plan, it is subject to various restrictions under the Code and ERISA with respect to payments and benefit calculations. ERISA and the Code limit the maximum annual benefit payable under a qualified plan. Further, ERISA and the Code limit the maximum amount of annual compensation that we may take into account under the Retirement Benefit Plan. In 2006, the maximum amount of annual compensation that we could take into account under the Retirement Benefit Plan was limited to $220,000.

Non-Qualified Plan

        We also maintain the Non-Qualified Plan to address limitations on the benefits under the Retirement Benefit Plan. The Non-Qualified Plan provides retirement benefits to officers (including the named executive officers) whose compensation exceeds the maximum recognizable compensation limit allowed under ERISA, which was $220,000 in 2006.

        The formulas used to calculate benefits under the Non-Qualified Plan are the same as those applicable under the Retirement Benefit Plan, except that with respect to the Non-Qualified Plan, benefit calculations for the named executive officers also include: (a) the average of the four highest short term incentive payments made since 1985; (b) any additional years of credited service that may have been granted to the named executive officer; and (c) the average of the four highest performance return payments made since 1989. We granted additional years of credited service for Messrs. Horton and Reding as reflected in the footnotes to the above Pension Benefits Table. Performance returns are dividend equivalent payments made between 1989 and 1999 on outstanding career equity shares. They were calculated using the following criteria: (i) the number of shares granted; (ii) the grant price; (iii) individual performance; and (iv) a rolling three-year return on investment.

        The Non-Qualified Plan was initially an unfunded plan. In September 2002, we approved funding of the Non-Qualified Plan and the establishment of a trust to fund benefits payable under the Non-Qualified Plan. We funded the trust in 2002, 2005, 2006 and 2007. We fund the trust to provide participants in the Non-Qualified Plan a comparable level of certainty as to the payment of their retirement benefits under that plan as is afforded to all eligible employees under the Retirement Benefit Plan (including protection from creditors in bankruptcy). Contributions to the trust in respect of vested retirement benefits result in the recognition of taxable income to the participants. The Pension Benefits Table above reflects amounts credited to the named executive officers under the Non-Qualified Plan (whether or not funded under the trust). Benefits payable in respect of the Non-Qualified Plan, including those distributable from the trust, are payable solely in the form of a lump sum payment.

Present Value Under the Retirement Benefit Plan and Non-Qualified Plan

        The present value is the amount needed today that, with interest, will provide the employees' accrued retirement benefit. The present values of accrued benefits are determined using the sex-distinct RP2000 Mortality Tables under the Retirement Benefit Plan, and the sex-distinct 1983 Group Annuity Mortality Tables under the Non-Qualified Plan. We assume Non-Qualified Plan lump sum interest rates of 4.65% as of December 31, 2005 and 4.68% as of December 31, 2006. The accrued benefits were discounted using 5.75% as of December 31, 2005 and 6% as of December 31, 2006, using an interest only discount prior to retirement.

        The present values generally assume retirement at age 60 (the age when unreduced benefits may be available). Unlike the other executive officers, Mr. Horton was a deferred vested participant as of January 1, 2006 with an age 62 retirement date. As of December 31, 2006, Mr. Horton's employment agreement provides an unreduced Non-Qualified Plan benefit when he reaches age 59. Mr. Beer resigned in early 2006 with less than 15 years of retirement eligible service and is a deferred vested participant with an age 65 retirement date.

        Please see Retirement beginning on page 29 of this Proxy Statement for more information.

Post-Employment Compensation

        This section describes the payments, benefits and perquisites we may provide to the named executive officers following their employment by us. Except as otherwise described below, these are in addition to the payments, benefits and perquisites we generally provide to our other salaried employees.

Retirement

        As described in the narrative following the Pension Benefits Table above, we provide retirement benefits to our employees (including the named executive officers) who retire after they reach normal retirement or meet the above-specified requirements for early retirement. As of December 31, 2006, none of the named executive officers was eligible for retirement status.

        In addition, upon retirement at age 60 or 55 after having completed at least 10 years of service, our long-term incentive plans generally contemplate pro rata distributions of awards under those plans to participants (including the named executive officers other than Mr. Beer) following their retirement. These awards are described in Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table beginning on page 35 of this Proxy Statement. Since the named executive officers were not eligible for retirement status as of December 31, 2006, they were not eligible for any such distributions under those plans as of that date.

        Upon their retirement, we will provide lifetime Admirals Club® memberships for each named executive officer and his or her spouse or companion (at no incremental cost to us). We will also provide unlimited complimentary air transportation on American Airlines and American Eagle Airlines in any available class of service for each named executive officer (other than Mr. Beer) and his spouse or companion and dependent children, including related tax reimbursements. Under our current retirement air transportation policy, Mr. Kennedy is eligible to receive the complimentary air transportation and related tax reimbursements described above following retirement, but not until he turns age 55. Mr. Reding will be eligible to receive the complimentary air transportation (including related tax reimbursements), but only if he is employed by us through February, 2010. Also, under a policy that we discontinued for officers elected after 1996, Mr. Arpey and Mr. Garton will receive the complimentary air transportation described above (including reimbursement for any related taxes) upon retirement or other separation, and Mr. Horton will be eligible to receive such complimentary air transportation and related tax reimbursements upon a retirement or other separation after June 1, 2009, in each case without regard to their age at the time of retirement or separation. The named executive officers who were either entitled to, or vested in, this complimentary air transportation as of December 31, 2006 are Messrs. Arpey, Garton and Kennedy, and the estimated aggregate incremental cost to us of this complimentary air transportation (and related tax reimbursements) for each of them (assuming a separation as of December 31, 2006) are: Mr. Arpey-$269,586; Mr. Garton-$265,902; and Mr. Kennedy-$198,880. These estimates are based on figures that include the estimated average aggregate incremental cost to us of providing the air transportation and related tax reimbursements described above to our retired senior officers generally in 2006, considering the named executive officer's projected life expectancy and using the same mortality tables that are used to determine the present value of the retirement benefits listed in the Pension Benefits Table on page 41 of this Proxy Statement. Due to his resignation, Mr. Beer is not eligible for complimentary transportation.

Voluntary Separation/Termination for Cause

        In the event that a named executive officer resigns or voluntarily terminates his employment (other than a normal or early retirement) or we terminate his employment for cause, then the named executive officer will forfeit all outstanding stock awards. We will discontinue salary, perquisites and benefits described above upon separation, except for benefits under the Retirement Benefit and Non-Qualified Plans. Due to his resignation, Mr. Beer forfeited such outstanding stock awards and salary, perquisites and benefits. To the extent a named executive officer is vested in the Retirement Benefit and Non-Qualified Plans, he is entitled to benefits under these plans based on the number of years of credited service earned by the named executive officer as of the date of separation, as described above. Unused and accrued vacation is payable upon separation under our currently effective practices and policies for all salaried U.S.-based employees. Assuming a separation as of December 31, 2006, Messrs. Arpey, Garton and Kennedy would be vested in or eligible to receive the complimentary air transportation (and related tax reimbursements) as described above under Retirement.

Involuntary Termination Other Than for Cause

        For each named executive officer except Mr. Horton or Mr. Beer, under our currently effective practices and policies for all salaried U.S.-based employees, if we terminate his employment other than for cause, the named executive officer is eligible to receive a cash payment of up to one year's annual salary. The amount actually payable is based on the named executive officer's number of years of service with us. In the event that Mr. Arpey, Mr. Garton, Mr. Kennedy or Mr. Reding had been terminated by us other than for cause on December 31, 2006, each would have been entitled to receive the following payments under this termination policy: Mr. Arpey: $650,000; Mr. Garton: $514,915; Mr. Kennedy: $474,310; and Mr. Reding: $212,305. Mr. Horton's severance benefits pursuant to his employment agreement are described below. For a period of two years following the termination of employment, each of the named executive officers (other than Mr. Beer) is also entitled to unlimited travel privileges for himself and his spouse or companion and dependent children on American Airlines and American Eagle Airlines (although under this policy each such named executive officer would be required to pay all related taxes, fees and charges for the transportation). Messrs. Arpey, Garton and Kennedy would be vested in or eligible to receive the complimentary air transportation (including related tax reimbursements) as described above under Retirement. Mr. Beer voluntarily terminated his employment in 2006, so he is not entitled to any such termination benefits.

        Upon such an involuntary termination, performance shares and deferred shares would vest on a pro-rata basis using the same vesting formula employed upon retirement. The named executive officer would immediately forfeit unvested stock options and SSARs, and he would have ninety days to exercise vested stock options/SSARs. Career equity awards (that would otherwise vest upon the attainment of age 60) vest at a rate of 10% per year for each year of service following the date of grant, regardless of age, and would become payable on the date of separation. Had each of the named executive officers (other than Messrs. Beer and Horton) been terminated without cause on December 31, 2006, the value of all such stock awards on such date would have been: Mr. Arpey: $20,929,132; Mr. Garton: $11,626,135; Mr. Kennedy: $5,515,153 and Mr. Reding: $4,269,451. The values for the stock distributions are based on a per share value of our common stock of $30.23 (the closing price of our stock on December 29, 2006, the last trading day of 2006). Mr. Beer voluntarily terminated his employment in 2006, so he is not entitled to termination benefits.

        Pursuant to his employment agreement, if Mr. Horton resigns for good reason or is terminated not for cause, he would be entitled to receive: (a) his accrued base salary, vacation and short-term incentive bonus (if such bonus had been determined but not paid as of the termination date); and (b) two times his annual salary and target bonus. If Mr. Horton's employment had been terminated on December 31, 2006, the aggregate amount of such payments would have been $2,553,692. In addition, under his employment agreement, all of his outstanding stock options/SSARs and deferred and performance shares would vest and become free of all restrictions. Based on the closing price of our stock on December 29, 2006 (the last trading day of 2006), the value of these stock awards would be $9,132,886. Mr. Horton's employment agreement also requires that we credit him with the additional age and credited service that otherwise would have been credited to him under the Non-Qualified Plan from the date of termination through March 29, 2009 (the third anniversary of his date of hire). The estimated value of this additional age and credited service is $476,968. We would also pay for COBRA coverage for Mr. Horton and his dependents for the maximum period allowed as required by his employment agreement at a total estimated cost to us of $17,411 (based on 2007 cost information).

Termination Due to Death or Disability

        Pursuant to the terms of the LTIP, upon the death or disability of a named executive officer (other than Mr. Beer), all performance shares and deferred shares awarded to the named executive officer would vest on a pro-rata basis, and stock options and SSARs would continue to be exercisable. In the event of death, unvested stock options and SSARs would immediately vest. Had each of the named executive officers' (other than Mr. Beer) employment been terminated due to death as of December 31, 2006, the value of all such stock awards on such date would have been: Mr. Arpey: $25,105,053; Mr. Horton: $6,653,572; Mr. Garton: $15,563,629; Mr. Kennedy: $9,546,394; and Mr. Reding: $8,628,575. Had each of the named executive officers' (other than Mr. Beer) employment been terminated due to disability as of December 31, 2006, the value of all such stock awards on such date would have been: Mr. Arpey: $20,941,648; Mr. Horton: $6,174,326; Mr. Garton: $11,854,765; Mr. Kennedy: $5,564,670; and Mr. Reding: $4,269,451. The values for the stock distributions are based on a per share value of our common stock of $30.23 (the closing price of our stock on December 29, 2006, the last trading day of 2006). As stated above, Mr. Beer forfeited all of his performance and deferred shares and stock options upon his resignation in 2006. Please see Long-Term Compensation beginning on page 23 of this Proxy Statement for more information. Messrs. Arpey, Garton and Kennedy, or their respective surviving spouses and dependent children, would also be vested in or eligible to receive the complimentary air transportation and related tax reimbursements as described above under Retirement on page 44 of this Proxy Statement.

Change In Control

        We have agreements with each of the named executive officers (other than Mr. Beer) that provide compensation and other benefits following their separation from us upon certain situations described below. We enter into these agreements with each of our named executive officers and other senior officers to encourage the officer to work for the best interests of the stockholders during a potential change in control situation by guaranteeing the officer a specified level of financial security if his or her employment is terminated after a change in control. The executive termination benefit agreements also help ensure that the officer will continue to work for us for a reasonable period after the change in control, enabling a smooth transition to new management.

        For purposes of these agreements, a change in control of AMR Corporation is deemed to occur: (a) if a third party acquires beneficial ownership of 15% or more of our common stock; (b) if the Board of Directors (as of the date of the agreements) or their approved successors cease to constitute a majority of the Board of Directors; (c) if our stockholders approve a complete liquidation or dissolution of us; or (d) upon the consummation of a reorganization, merger, consolidation, sale or other disposition of all our assets, unless, immediately following such transaction, (i) our stockholders prior to the transaction hold at least 60% of the voting securities of the successor, (ii) no one person owns more than 15% of the successor, and (iii) the members of the Board of Directors prior to the transaction constitute at least a majority of the Board of Directors of the successor.

        The termination benefits would become payable if: (a) within two years following a change in control, we (or any successor in interest to us) terminated the named executive officer's employment for any reason other than for cause or disability; (b) within two years following a change in control, the named executive officer voluntarily terminated employment for good reason; (c) the named executive officer terminated employment for any reason during the thirty days following the first anniversary of the change in control; or (d) the named executive officer's employment was terminated following the commencement of discussions between us and a third party that result in a change in control, and the change of control occurs within 180 days thereafter.

        If an event triggers the payment of the benefits under the agreements after a change in control, the named executive officer would be entitled to the following benefits:

  •
  We would pay the named executive officer a cash payment of three times (two times in the case of Mr. Horton) the sum of the annual base salary and the target annual award paid under our incentive compensation plan (or the largest incentive award paid during the prior three years, if greater)

  •
  For three years following the change in control and related payment triggering event, we would provide all perquisites and benefits provided to the named executive officer prior to the change in control, including health and welfare, insurance and other perquisites and benefits described above

  •
  We would provide a one-time reimbursement for relocation expenses and outplacement services

  •
  All unvested stock-based awards would immediately vest, with performance shares vesting at target levels

  •
  We would provide the named executive officer, spouse or companion and dependent children unlimited complimentary air transportation on American Airlines or American Eagle Airlines in any available class of service until age 55 on the same basis as are applicable to our non-employee directors (which is described in Other Compensation on page 50 of this Proxy Statement). After age 55, we would provide the named executive officer complimentary air transportation (including related tax reimbursements) provided upon retirement as described in Retirement on page 44 of this Proxy Statement

  •
  We would reimburse the named executive officer for any excise taxes that are payable by the named executive officer pursuant to Section 280G of the Code (or its successor provision) as a result of the change in control and related payment triggering event for any federal income, employment or excise taxes payable on such excise tax reimbursement

  •
  With respect to our retirement plans, we would treat each named executive officer as though fully vested in his or her currently accrued benefits under the Retirement Benefit Plan and the Non-Qualified Plan. We would calculate benefits under the Retirement Benefit Plan and the Non-Qualified Plan as though the named executive officer's compensation rate equaled the sum of (i) the executive's base pay and incentive pay for the past five years, and (ii) by adding three additional years of credited service. Such payments would be payable, subject to the applicable actuarial reduction, after the named executive officer reaches age 55

  •
  We would pay the named executive officer's legal fees if there was a disagreement following the change in control and related payment triggering event related to the agreement. To assure payment, we would establish a trust for the sole purpose of funding such legal fees upon a change in control and related payment triggering event.

        The following table sets forth the estimated total payments and values, as well as each component of compensation outlined above, that would have been due to each of the named executive officers (other than Mr. Beer) had a change of control occurred on December 31, 2006.

Name	Cash Severance Benefits ($)	Acceleration of Vesting of Stock Option/SSAR Vesting ($)	Acceleration of Vesting of Non- Performance- Based Stock Awards ($)	Acceleration of Vesting of Performance- Based Stock Awards ($)	Value of Additional Pension Benefits ($)	Outplacement, Relocation and Continuing Perquisites and Benefits ($)	Travel Perquisites ($)	Gross-up Payment for 280G Excise Taxes ($)	Total Change of Control Benefits ($)

Arpey	4,680,000	4,163,406	4,339,214	10,610,730	4,820,171	421,695	0	9,508,440	38,543,657

Horton	2,496,000	479,246	1,251,522	4,189,878	3,619,527	393,955	277,379	4,102,036	16,809,543

Garton	3,213,067	2,731,689	4,655,118	4,189,878	1,654,739	393,418	0	4,885,203	21,723,112

Kennedy	2,490,125	2,250,154	1,733,993	2,781,160	2,142,308	389,876	52,323	3,731,158	15,571,098

Reding	2,414,968	2,401,114	444,381	2,781,160	1,161,543	372,773	236,634	2,800,136	12,612,709

        We based the stock distributions values on a $30.23 per share value of our common stock, which was the closing price of our stock on December 29, 2006 (the last trading day of 2006). The value of the incremental pension benefits estimated above was determined based on the same actuarial assumptions and the same mortality tables used and described above to determine the present value of retirement benefits illustrated in the Pension Benefits Table on page 41 of this Proxy Statement. Upon a change of control, the agreements provide that each of the named executive officers would receive the same complimentary air transportation (including related tax reimbursements) made available to our retired executives. However, as described above, Messrs. Arpey and Garton will receive complimentary air transportation (including related tax reimbursements) following their termination of employment without regard to their age at termination or whether a change of control has occurred, so these amounts are reflected in Retirement on page 44 of this Proxy Statement. Since Mr. Kennedy is entitled to receive complimentary air transportation starting at age 55 following retirement, the table above includes the estimate of the aggregate incremental costs to us for the complimentary air transportation (and reimbursements for any related taxes) that he would receive upon a change of control commencing on December 31, 2006 until his 55th birthday. For each of Messrs. Horton and Reding, since neither is vested in or eligible to receive such air transportation as of

December 31, 2006, the table above includes the estimate of the aggregate incremental costs to us of the complimentary air transportation (including reimbursement for any related taxes) for each of them from that date through retirement, determined using figures that include the estimated average aggregate incremental cost to us of providing the air transportation and related tax reimbursements described above to our retired senior officers generally in 2006, considering the named executive officer's projected life expectancy and using the same mortality tables that are used to determine the present value of the retirement benefits listed above in the Pension Benefits Table on page 41 of this Proxy Statement, starting on December 31, 2006.

DIRECTOR COMPENSATION

        Our Nominating/Corporate Governance Committee annually reviews the overall compensation of the directors, in consultation with the Board of Directors and with the assistance of our management. In doing so, the Nominating/Corporate Governance Committee has the authority to retain a compensation consultant. The Board of Directors approves any changes to director compensation.

        The following is a description of our director compensation program in 2006. Mr. Arpey does not receive any compensation as a director or as Chairman because we compensate him as an employee. We describe Mr. Arpey's compensation in the Summary Compensation Table and accompanying text above. The Director Compensation Table below reflects the compensation for Mr. Rodgers' service as a director in 2006 through April 3, 2006, the date of his retirement. Mr. Brennan retired from the Board of Directors effective March 31, 2007, so the following narrative and tables address his compensation in 2006.

Elements of Director Compensation

Retainers/Fees

        Each of our non-employee directors receives: (a) an annual retainer of $20,000 for service on the Board of Directors; (b) an annual retainer of $3,000 for service as Lead Director, if applicable, or for service on one or more standing committees of the Board of Directors; and (c) $1,000 for attending, or otherwise participating in, a Board of Directors meeting (regular or special) or a committee meeting. The maximum payment for meeting attendance or participation is $1,000 per day, regardless of the number of meetings actually attended that day.

        In 2006, all of the directors agreed to defer the payment of their 2006 retainers and fees until they depart from the Board of Directors. With the exception of Mr. Robinson and Dr. Rodin, pursuant to these deferral agreements, the deferred fees and retainers are converted into an equivalent value of deferred units at the time the fees and retainers are earned. We will pay the deferred units to them in cash after they cease to be a member of the Board of Directors in an amount equal to the number of deferred units held by the director, multiplied by the average fair market value of our common stock on the date the director leaves the Board of Directors. Pursuant to the 2006 deferral agreements with Dr. Rodin and Mr. Robinson, the deferred fees and retainers they earned in 2006 accrue interest at a rate equal to the prime rate in effect, from time to time, at Chase Manhattan National Bank, N.A.

Annual Grants/Units

        Pursuant to the terms of the 2004 Directors Unit Incentive Plan, each non-employee director receives an annual award of 2,610 deferred units. Following a director's departure from the Board of Directors, we will make a cash payment to the former director in an amount equal to the number of deferred units held by the director, multiplied by the average fair market value of our common stock on the date the director leaves the Board. In accordance with the terms of the 2004 Directors Unit Incentive Plan, we granted each director 2,610 deferred units in July 2006.

        In addition to the annual award of deferred units under the 2004 Directors Unit Incentive Plan, we provide an additional annual grant of 710 deferred units to non-employee directors elected after May 15, 1996. This additional grant is in lieu of their participation in a pension plan described below under Pension/Retirement. We will convert these additional deferred units to cash and pay the director after the date the director leaves the Board of Directors. Since they were elected after May 15, 1996, Dr. Rodin and Messrs. Bachmann, Miles, Purcell, Robinson, Rose and Staubach were each also granted 710 deferred units in July 2006.

        From 1999 to 2005, we maintained a stock appreciation rights plan for non-employee directors. Under the 1999 Directors' Stock Appreciation Rights Plan, each non-employee director received an annual award of 1,185 stock appreciation rights ("SARs"). Upon exercise of the SARs, the directors are entitled to receive in cash the excess of the average fair market value of our common stock on the exercise date over the SAR's exercise price, which is the average fair market value of our common stock on the SAR's grant date. The SARs fully vest on the first anniversary of their grant and expire on the tenth anniversary of their grant. Although the 1999 Directors' Stock Appreciation Rights Plan was terminated in 2005, SARs previously granted remain available for exercise in accordance with the terms of the plan, including following the departure of a director.

Other Compensation

        In addition to the retainers, meetings fees and equity-based compensation described above, each non-employee director and his or her spouse or companion and dependent children also receive unlimited complimentary air transportation on American Airlines and American Eagle Airlines in any available class of service. We reimburse each non-employee director for any taxes assessed on this complimentary air transportation. We also provide the non-employee directors a limited number of other perquisites and personal benefits described in footnote (7) to the Director Compensation Table on page 52 of this Proxy Statement.

Pension/Retirement

        Each non-employee director elected to the Board of Directors on or before May 15, 1996, receives a pension benefit. Upon retirement from the Board of Directors, each of Messrs. Boren, Codina and Graves and Mrs. Korologos is entitled to receive $20,000 per year until the later of the death of the director or the director's spouse. Mr. Rodgers and Mr. Brennan have retired from the Board of Directors, and they are therefore eligible for the annual $20,000 retirement benefit. The retirement age for directors is age 70, unless otherwise extended by the Board of Directors. In light of the challenges we are facing and the need to retain qualified and experienced directors, the Board of Directors has extended the retirement age for Mr. Graves to age 73.

        We also continue to provide the complimentary air transportation described above following the director's retirement from the Board of Directors. For each non-employee director who has served on the Board of Directors for at least ten years and retires at or following age 70, we continue to provide the complimentary air transportation until the later of the death of the director or his or her spouse. For directors who either do not serve until age 70 or do not serve for at least ten years, we continue to provide the complimentary air transportation for the number of years the director served on the Board of Directors. In each case, we reimburse the non-employee directors for any taxes assessed on this complimentary air transportation. Both Mr. Brennan and Mr. Rodgers retired following age 70 and with more than ten years of service on the Board, and therefore they receive the complimentary air transportation and tax reimbursements described above.

Director Compensation Table

        The following Director Compensation Table contains information regarding the compensation for 2006 payable to all of our non-employee directors.

Name(1) (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	Option Awards(4) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (f)		All Other Compensation(7) ($) (g)	Total ($) (h)

John W. Bachmann	39,000	143,988	28,440	0	0		52,442	263,870

David L. Boren	40,000	111,157	30,538	0	0		9,242	190,937

Edward A. Brennan	38,000	111,157	30,538	0	0		3,861	183,556

Armando M. Codina	38,000	111,157	30,538	0	0		15,385	195,080

Earl G. Graves	37,000	111,157	30,538	0	0		32,843	211,538

Ann M. Korologos	36,000	111,157	30,538	0	0		24,544	202,239

Michael A. Miles	40,000	143,988	28,440	0	0		3,723	216,151

Philip J. Purcell	39,000	143,988	28,440	0	0		40,911	252,339

Ray M. Robinson	40,000	100,364	0	0	1,049	(6)	8,306	149,719

Joe M. Rodgers	16,500	19,233	30,538	0	0		13,239	79,510

Judith Rodin	38,000	143,988	30,538	0	2,347(6)		55,194	270,067

Matthew K. Rose	40,000	126,924	0	0	0		59,372	226,296

Roger T. Staubach	39,000	143,988	28,440	0	0		21,489	232,917

(1)
We omitted Mr. Arpey from the Director Compensation Table because he does not receive compensation for serving on our Board of Directors and we reflect his compensation in the Summary Compensation Table on page 32 of this Proxy Statement. Mr. Rodgers retired from the Board of Directors as of April 3, 2006, so this table reflects compensation for his services as a director through the date of his retirement. This table reflects compensation for 2006 for Mr. Brennan, who retired from the Board of Directors as of March 31, 2007.

(2)
Column (b) reflects the aggregate dollar amount of all fees the directors earned in 2006 for service as a director, including annual retainer, committee, meeting and lead director fees. The directors agreed to defer payment of all of these retainers and fees until they depart from the Board of Directors. Column (f) of the Director Compensation Table reflects interest earned in 2006 on Dr. Rodin's and Mr. Robinson's deferred retainers and fees that are considered "above market" according to the SEC's proxy disclosure rules. For a more detailed discussion of the retainers and fees and the deferral agreements, please see Retainers/Fees on page 49 of this Proxy Statement.

(3)
The amounts in column (c) represent the compensation costs for financial reporting purposes in 2006 relating to deferred units we granted to the directors in 2006 and prior years pursuant to the 2004 Directors Unit Incentive Plan as determined pursuant to FAS 123(R). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K/A for the fiscal year ended December 31, 2006 for the assumptions we made to determine the FAS 123(R) values. The aggregate grant date fair values (as computed in accordance with FAS 123(R)) of the 2006 deferred unit awards were $76,360 for Messrs. Bachmann, Miles, Purcell, Robinson, Rose and Staubach and Dr. Rodin, and $60,030 for Mrs. Korologos and Messrs. Boren, Brennan, Codina and Graves.

  The chart below reflects the aggregate number of outstanding stock-based compensation awards each director held as of December 31, 2006.

Director	1994 Directors Stock Incentive Plan Shares (#)	2004 Directors Unit Incentive Plan Units (#)	Directors Fees Deferred Units (#)

Bachmann	4,266	8,773	16,961

Boren	12,322	6,642	10,500

Brennan	13,270	6,642	44,731

Codina	12,322	6,642	22,754

Graves	12,322	6,642	10,163

Korologos	13,270	6,642	10,274

Miles	6,399	8,773	10,524

Purcell	8,532	8,773	17,753

Robinson	0	3,320	0

Rodgers(A)	0	0	0

Rodin	12,798	8,773	13,692

Rose	0	6,640	5,598

Staubach	4,266	8,773	16,846

  (A)
  As described in the narrative preceding the Director Compensation Table, Mr. Rodgers retired from the Board of Directors as of April 3, 2006. Following his retirement in 2006, we paid the outstanding deferred shares and units to Mr. Rodgers as described above.

(4)
The amounts in column (d) represent the compensation costs for financial reporting purposes in 2006 relating to SARs granted to each director under the 1999 Directors' Stock Appreciation Rights Plan in years prior to 2006, as determined pursuant to FAS 123(R). These amounts do not include any reduction in the value of such grants for the possibility of forfeiture. See footnote 9 to our financial statements included in our Form 10-K/A for the fiscal year ended December 31, 2006 for the assumptions we made to determine the FAS 123(R) values. Although we were required under the SEC's proxy disclosure rules to include amounts in column (d) for 2006, the 1999 Directors' Stock Appreciation Rights Plan terminated in 2005, and we did not grant any SARs to the directors in 2006.

  The aggregate number of outstanding SARs each director held as of December 31, 2006 were as follows: Mr. Bachmann (3,555), Mr. Boren (7,110), Mr. Brennan (7,110), Mr. Codina (7,110), Mr. Graves (7,110), Mrs. Korologos (7,110), Mr. Miles (4,740), Mr. Purcell (5,925), Mr. Robinson (0), Dr. Rodin (7,110), Mr. Rodgers (7,110), Mr. Rose (0) and Mr. Staubach (3,555). As described in the narrative preceding the Director Compensation Table, Mr. Rodgers retired from the Board of Directors as of April 3, 2006 and Mr. Brennan retired from the Board of Directors as of March 31, 2007. Mr. Rodgers and Mr. Brennan may exercise their SARs in accordance with the terms of the 1999 Directors' Stock Appreciation Rights Plan.

(5)
Since they were elected prior to May 15, 1996, Messrs. Boren, Brennan, Codina and Graves and Mrs. Korologos are each entitled to receive $20,000 per year from the date of retirement until the later of the death of the director or the director's spouse. As stated above, Mr. Rodgers retired from the Board of Directors as of April 3, 2006, and Mr. Brennan retired from the Board of Directors as of March 31, 2007. They are therefore receiving their annual $20,000 retirement benefit. Since 1996, we have not accrued any additional benefits. There is no amount reflected in column (f) in respect of these benefits. The present value of each of the director's accrued retirement benefits decreased from December 31, 2005 to December 31, 2006 because the discount rate used to calculate such present values increased from 5.75% to 6.25%. This change is consistent with a similar change in calculating our liability in respect of retirement benefits for financial accounting purposes as described in footnote 10 to our Form 10-K/A for calendar year 2006.

(6)
As described in note (2) above, column (f) reflects amounts of interest earned in 2006 on Dr. Rodin's and Mr. Robinson's deferred retainers and fees that are considered "above market" in accordance with the SEC's proxy disclosure rules.

(7)
Amounts reflected in column (g) include: (a) the estimated aggregate incremental cost to us of the unlimited complimentary air transportation on American Airlines and American Eagle Airlines that we provided to the directors and their respective family members in 2006; (b) the dollar value of insurance premiums we paid in 2006 for a $50,000 life insurance policy for the benefit of each director; and (c) tax reimbursements that we paid to our directors in 2006 for the complimentary air transportation we provided in 2005. We paid the following tax reimbursements in 2006: Mr. Bachmann ($43,601), Mr. Boren ($6,017), Mr. Brennan ($3,060), Mr. Codina ($9,918), Mr. Graves ($22,431), Mrs. Korologos ($20,953), Mr. Miles ($1,145), Mr. Purcell ($36,913), Mr. Robinson ($4,969), Dr. Rodin ($49,239), Mr. Rodgers ($13,104), Mr. Rose ($50,809) and Mr. Staubach ($16,495). We also provide an Admirals Club® membership to each director and his or her spouse or companion at no incremental cost to us.

SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth as of April 18, 2007, the number and percentage of shares of our common stock beneficially owned by: (a) each of our directors; (b) each of our current named executive officers; and (c) all of our directors and executive officers as a group.

        To our knowledge, and except as set forth in the footnotes to this table, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name and none of the individuals below has pledged any shares of our common stock. The address for each individual listed below is c/o P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616.

Name	AMR Corporation Common Stock(1),(2) (#)	Percent of Class (%)

Gerard J. Arpey	932,020	*

John W. Bachmann	1,500	*

David L. Boren	400	*

Edward A. Brennan	2,000	*

Armando M. Codina	1,000	*

Earl G. Graves	1,600	*

Ann M. Korologos	7,800	*

Michael A. Miles	15,000	*

Philip J. Purcell	10,000	*

Ray M. Robinson	1,000	*

Judith Rodin	0	*

Matthew K. Rose	1,000	*

Roger T. Staubach	5,000	*

Daniel P. Garton	686,220	*

Thomas W. Horton	151,100	*

Gary F. Kennedy	197,628	*

Robert W. Reding	199,790	*

Directors and executive officers as a group (17 persons)	2,213,058	*

*
Percentage does not exceed 1% of the total outstanding class.

(1)
This column includes the following shares of common stock that may be acquired pursuant to stock options/SSARs and performance shares (under the 2004/2006 Performance Share Plan) that are or will become exercisable or vest within 60 days of April 18, 2007: 932,020 shares for Mr. Arpey; 686,220 shares for Mr. Garton; 118,100 shares for Mr. Horton; 197,553 shares for Mr. Kennedy; and 199,790 shares for Mr. Reding.

(2)
Please see Outstanding Equity Awards At Fiscal Year-End Table beginning on page 37 of this Proxy Statement for other outstanding equity awards for our current named executive officers that are not and will not become exercisable within 60 days of April 18, 2007.

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

        The following table presents information known to us about the beneficial ownership of our common stock as of March 30, 2007, by all persons and entities that we believe beneficially own 5% or more of our outstanding common stock. The information below is based on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of common stock reported to be beneficially owned by such entity in such report as of the date of such report and the number of shares of our common stock outstanding on March 30, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

FL Group hf. (Icelandic Limited Liability Company) Sudurlandsbraut 12 108 Reykjavik, Iceland	12,864,000(1)	5.35

Jeffrey L. Gendell Tontine Management, L.L.C. Tontine Overseas Associates, L.L.C. Tontine Partners, L.P. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	17,918,616(2)	7.45

Hall Phoenix/Inwood, Ltd. 6801 Gaylord Parkway, Suite 100 Frisco, Texas 75034	12,400,000(3)	5.16

PRIMECAP Management Company 225 South Lake Avenue #400 Pasadena, California 91101	17,532,064(4)	7.29

(1)
Based on Amendment No. 1 to Schedule 13G filed February 14, 2007, FL Group hf. reported that it beneficially owns and has sole voting and sole dispositive power over 12,864,000 shares of our common stock, and shared voting and shared dispositive power over none of such shares.

(2)
Based on Amendment No. 2 to Schedule 13G filed jointly on February 14, 2007 by Jeffrey L. Gendell, individually, and as managing member of Tontine Management, L.L.C., general partner of Tontine Partners, L.P., and as managing member of Tontine Overseas Associates, L.L.C., the filing group reported that (a) Mr. Gendell has shared voting power and shared dispositive power as to 17,918,616 beneficially owned shares of our common stock, and sole voting and sole dispositive power over none of such shares; (b) Tontine Partners, L.P. and Tontine Management, L.L.C. each have shared voting power and shared dispositive power as to 11,040,403 beneficially owned shares of our common stock, and sole voting and sole dispositive power over none of such shares; and (c) Tontine Overseas Associates, L.L.C. reports having shared voting power and shared dispositive power as to 6,878,213 beneficially owned shares of our common stock, and sole voting and sole dispositive power over none of such shares.

(3)
The filing group includes: Hall Phoenix/Inwood, Ltd., Phoenix/Inwood Corporation, Search Financial Services, LP, Hall Search GP, LLC and Craig Hall. Based on an Amendment No. 3 to Schedule 13D filed July 7, 2005, this group jointly reported beneficially owning 12,400,000 shares of our common stock. Hall Phoenix/Inwood, Ltd. reports having sole voting power and sole dispositive power over all of such shares and shared voting power and shared dispositive power over none of such shares. Phoenix/Inwood Corporation, Search Financial Services, LP, and Hall Search GP, LLC and Craig Hall report having shared dispositive power over all of such shares and sole and shared voting power and sole dispositive power over none of such shares.

(4)
Based on Amendment No. 16 to Schedule 13G filed February 14, 2007, PRIMECAP Management Company reported that it beneficially owns and has sole dispositive power over 17,532,064 shares of our common stock, sole voting power over 3,499,084 of such shares, and shared voting and shared dispositive power over none of such shares.

PROPOSAL 2—RATIFICATION OF AUDITORS

        Our Audit Committee has selected Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2007. We request that the stockholders ratify the Audit Committee's selection. Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement (if they desire), and will be available to answer appropriate questions.

Vote Required for Ratification

        A majority of votes cast is necessary to ratify the Audit Committee's selection of the independent auditors. If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

STOCKHOLDER PROPOSALS

        We expect certain of our stockholders to present the following proposals (items 3 through 6 on the proxy card and voting instruction form) at the annual meeting. Some of the proposals contain assertions that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors recommends a vote against each of these proposals for the reasons following each proposal.

PROPOSAL 3—STOCKHOLDER PROPOSAL

        Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who owns 1,000 shares of stock, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

RESOLVED: That the stockholders of AMR, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS: Many states have mandatory cumulative voting, so do National Banks.

In addition, many corporations have adopted cumulative voting.

If you agree, please mark your proxy FOR this resolution.

—End of Stockholder Proposal—

—The Board of Directors Position—

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

        Our company, along with most large public companies, does not elect directors using cumulative voting. It is the Board of Directors' opinion that cumulative voting could enable groups of stockholders to elect directors who would represent special interests rather than directors who would act in the best interests of all stockholders. It is also the Board of Directors' opinion that cumulative voting could give special-interest stockholder groups a voice in director elections that is disproportionate to their economic investment. The Board of Directors believes that no member of the Board of Directors should represent or favor the interests of any one stockholder or a limited group of stockholders, but rather the stockholders as a whole. The Board of Directors feels strongly that it is the duty of each director to administer our company's business and affairs for the benefit of all stockholders. The Board of Directors' objectives in this regard are facilitated by our company's present method of electing directors, in which each member of the Board of Directors must be elected by a plurality of the votes cast by the holders of its common stock.

        Additionally, our company's stockholders rejected similar proposals in 1988, 1989, 1990, and 2006.

        The Board of Directors believes that changing the present method of electing directors would not be in the best interests of all stockholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

PROPOSAL 4—STOCKHOLDER PROPOSAL

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 100 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

Special Shareholder Meetings

RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of 10% of our outstanding common stock the power to call a special shareholder meeting.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Thus this proposal asks our board to amend our bylaws to establish a process by which holders of 10% of our outstanding common shares may demand that a special meeting be called. The corporate laws of many states provide that holders of 10% of shares may call a special meeting.

Prominent institutional investors and organizations support a shareholder right to call a special meeting. Fidelity and Vanguard are among the mutual funds supporting a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor preserving this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, take special meeting rights into account when assigning company ratings. This topic also won 65% support of JPMorgan Chase & Co. (JPM) shareholders at the 2006 JPM annual meeting.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):
•	The Corporate Library http://www.thecorporatelibrary.com/, an independent investment research firm, rated our company:
"High Concern" in Board Composition.
•	We had no Independent Chairman - Independent oversight concern.
•	Plus our Lead Director, Mr. Brennan, had 19 years tenure - Independence concern.
•	Our directors still had an obsolete pension plan - Conflict of interest concern.
•	Cumulative voting was not allowed.
•	Poison pill: A 2003 shareholder proposal asked our company to require shareholder approval of poison pills. Our Board adopted such a policy but included a loophole to avoid a shareholder vote.
•	Four directors held 4 to 6 board seats - Over-extension concern. Mr. Codina Ms. Korologos Mr. Miles Mr. Robinson
•	There are too many active CEOs on our board with 4 - Over-extension concern. Mr. Codina Mr. Graves Mr. Staubach Mr. Rose

•	Our directors also served on 7 boards rated D by The Corporate Library:
1)	Mr. Codina	Bell South (BLS)	D-rated
		General Motors (GM)	D-rated
		Merrill Lynch (MER)	D-rated
2)	Ms. Korologos	Haman International (HAR)	D-rated
3)	Mr. Miles	Time Warner (TWX)	D-rated
4)	Ms. Rodin	Comcast (CMCSA)	D-rated
5)	Mr. Rose	Centex (CTX)	D-rated
The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to enable shareholders to call for:

Special Shareholder Meetings
Yes on 4

—End of Stockholder Proposal—

—The Board of Directors Position—

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

        Our company's bylaws require it to hold an annual meeting of stockholders. The bylaws also allow the Board of Directors, the Chairman of the Board or the President to call special stockholder meetings. The Board believes that it is in the best interests of the stockholders to have a special meeting of stockholders only in exceptional circumstances.

        Proposal 4 would allow stockholders representing only ten (10) percent of the voting shares to call special meetings at any time and for whatever reason they may desire, thereby giving a relatively small number of stockholders disproportionate power over the majority of our company's stockholders. The Board believes that an unlimited number of special meetings of stockholders would be of little or no benefit to the majority of stockholders, and would be extremely costly and very disruptive to the daily operations of our company's business. The preparation of a special meeting would place significant financial and administrative burdens on our company by diverting our corporate officers and employees from their respective duties in order to prepare for such a meeting. Furthermore, actual expenditures (legal, printing and postage) would have to be incurred as each stockholder would be entitled to receive notice of and proxy materials relating to any special meeting.

        A minority of stockholders should not be allowed to impose the burden and expense of a special meeting of stockholders on our entire company for a purpose that might not serve the best interests of a majority of stockholders or our company as a whole. This proposal would allow a ten (10) percent holder of shares to impose its will on the remaining ninety (90) percent of holders of shares.

        Because our company's Board of Directors is declassified and each director is elected annually, our company's directors are already accountable to the company's stockholders. The Board of Directors also believes that the current timing and process set forth in our company's bylaws to allow stockholders to submit a proposal and bring a matter to an annual meeting for a vote is an effective means for stockholders to voice their concerns, as well as an efficient use of its resources. The timing and process to submit a proposal for the 2008 annual meeting is described on page 64 of this Proxy Statement.

        This proposal would allow stockholders to call a special meeting when they think a matter is "sufficiently important to merit expeditious consideration." The Board of Directors believes this guideline is far too vague and subjective to be beneficial to our company. While an issue may be "sufficiently important" to ten (10) percent of the voting shares, it may be of little or no importance to the remaining ninety (90) percent. To allow the minority stockholders to call a special meeting whenever they believe an issue merits attention would be an inefficient use of time and resources and is subject to abuse by minority stockholders seeking to advance their own personal interest, to promote political or social causes that have little to do with the business of our company or to simply harass our company.

        The Board of Directors believes the requested amendment to our company's bylaws is not in the best interests of our company, or in the best interests of its stockholders, and could place a significant burden on our company.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

PROPOSAL 5—STOCKHOLDER PROPOSAL

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, acting as proxy for Ms. Patricia Haddon, 75 Leonard Street, 4SE, New York, New York 10013, the beneficial owner of 393 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

Performance Based Stock Options

Resolved, Shareholders request that our Board adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives is performance-based, and the performance criteria adopted by our Board is disclosed to shareowners.

"Performance-based" equity compensation is defined here as:
        (a) Indexed stock options, the exercise price of which is linked to an industry index;
        (b) Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or
        (c) Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation Committee is urged - for the good of our company -to promptly negotiate revised contracts that are consistent with this proposal.

As a long-term shareholder, I support pay policies for senior executives that provide challenging performance objectives that motivate our executives to achieve long-term shareowner value. Many leading investors criticize standard options as inappropriately rewarding mediocre performance. Warren Buffett characterized standard stock options as "a royalty on the passage of time."

I believe that this Performance Stock Option Proposal would offer a greater incentive for executive performance than the 2003 largesse plan highlighted in the following article which is shortened from its original format:
        American Airlines: Bonuses amid Losses
Under a 2003 plan, the company's troubled parent reportedly will award executives and managers up to $568 million. Since 2001, however, AMR has lost more than $7 billion.
Source: CFO.com, January 6, 2006, Stephen Taub
AMR Corp. may have lost nearly $600 million in the past four quarters. But roughly 1,000 management employees are in line to get nearly the same amount of money in stock-based bonuses in April.

The potential largesse stems from a 2003 [Performance Unit Plan (PUP)], when AMR was teetering on bankruptcy. The plan called for executives and managers to be rewarded if the parent's stock performed as well or better than those of other airline companies through the end of 2005.

Under the plan, management employees got units that vest in April at a strike price of $5. AMR shares are currently in the low-$20 range. Jeff Brundage, a senior vice president, wrote AMR managers and executives a letter informing them that, assuming a share price of $20 in April, the total value of employee bonuses could top $568 million. Since

2001, AMR has lost more than $7 billion. The bonuses will range from about $2,000 to a top award of about $1.7 million for Daniel Garton, the airline's executive vice president for marketing. Source: CFO.com.

I believe that the proposed Performance Based Stock Option Proposal would offer a greater incentive for executive performance than the 2003 Performance Unit Plan (PUP).

Performance Based Stock Options
Yes on 5

—End of Stockholder Proposal—

—The Board of Directors Position—

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

        The Board of Directors recommends a vote against this proposal because our company already bases a substantial portion of the executive officers' total compensation on financial and operational performance and, as such, aligns the interests of the executive officers with those of the stockholders. In addition, the Board of Directors believes that adopting the proposal would place our company at a competitive disadvantage in hiring and retaining executives. The proposal also fails to take into account non-financial performance measures that are essential to the evaluation of executive performance. Finally, the proposal calls for disclosure of performance criteria adopted by the Board of Directors, which is currently outlined in the Compensation Discussion and Analysis included in this Proxy Statement in accordance with new SEC proxy statement disclosure rules.

        The Board of Directors has delegated oversight of our company's executive compensation program to the Compensation Committee, which is composed entirely of independent members of the Board of Directors, because the Board of Directors believes the Compensation Committee is the governing body best suited to formulate executive compensation principles and practices that balance the interests of stockholders and our company's business needs. Compensation paid to our company's executive officers is a function of a wide range of factors, including strategic objectives, regulatory concerns, and competitive practices. Therefore, it is important that the Compensation Committee have the flexibility to develop incentives that are intended to attract and retain the best possible talent, align management performance and stockholder interests through equity-based compensation, and provide compensation that appropriately links individual compensation decisions to corporate and individual performance.

        With these objectives in mind, the Compensation Committee has developed an overall compensation strategy that bases 60% to 80% of our company's executive compensation on its financial and operational performance, as well as the performance of its stock. As described in the Compensation Discussion and Analysis section of this Proxy Statement, our company's short-term incentive compensation programs are primarily tied to the achievement of pre-tax earnings margins and customer service measures. Our company's long-term incentive compensation programs include a variety of equity instruments, all of which are based on the value and long-term performance of its stock. The Board of Directors believes that such market-driven securities are inherently performance-based, as the executives do not receive any benefit unless our company's stock price rises after the security is granted. In the case of performance shares, which comprises on average 70% of the long-term incentive compensation awards to our company's senior officers, distributions are based upon the performance of our company's stock as compared to the performance of its competitors' stock, as well as the attainment of corporate objectives as determined by the Compensation Committee. The Board of Directors does not believe that the performance criteria described in the proposal would provide an advantage over the performance-based compensation our company currently utilizes.

        In order to recruit and retain executive talent, the Board of Directors believes it must have the flexibility to use a variety of components of compensation, as well as full discretion to provide an overall mix of compensation that it believes is in the best interests of our company and the best interests of its stockholders. Therefore, the Board of Directors also opposes the proposal because it believes it would put our company at a competitive disadvantage. The vast majority of U.S. corporations, including the companies with which our company competes for management talent, do not use the form of performance-based standards that the proponent is advocating. The Board of Directors believes that nearly all comparable companies offer stock options that are exercisable at the fair market value on the date of the grant. Therefore, to retain current executives, and to attract new executives, our company needs to be able to offer market-priced options in order to be competitive with its competitors' compensation packages.

        The proposal also fails to take into account the broad range of non-financial performance measures that the Compensation Committee considers when determining the overall make-up of executive compensation. The Board of Directors believes that successful execution of our company's long-term corporate objectives is also important to its financial stability and long-term success, so accomplishments of these corporate objectives are an important factor in determining the final distributions under its performance share plans for senior executives, including the named executive officers.

        Additionally, the narrow definition of "performance-based" in this proposal would not give the Compensation Committee the flexibility to create a compensation strategy that would take into account changes in the economy, changes in our company's strategic goals, competitive compensation techniques, and tax and accounting requirements. Such a definition would not allow our company to reward the type of performance that it seeks to encourage.

        The proposal also requests disclosure of performance criteria adopted by our company's Board of Directors. The Compensation Discussion and Analysis in this Proxy Statement already describes the criteria used by the Compensation Committee for performance-based compensation, as required by the SEC's new proxy statement disclosure rules. Under those rules, the Compensation Discussion and Analysis is required to address factors and criteria used to determine the executive officers' compensation, including performance-based compensation.

        Finally, indexed stock options as required by the proposal are not permitted under the terms of our company's long-term incentive plans, as the option exercise price could fall below the fair market value of the stock on the grant date. Our company, therefore, could not grant indexed stock options of the type proposed by the proponent.

        The Board therefore believes that adopting Proposal 5 is unnecessary and not in the best interests of our company or the best interests of its stockholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

PROPOSAL 6—STOCKHOLDER PROPOSAL

        The Allied Pilots Association, O'Connell Building, 14600 Trinity Boulevard, Suite 500, Fort Worth, Texas 76155, the beneficial owner of 400 shares of stock, has given notice that it will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

        RESOLVED, that stockholders of AMR Corporation ("AMR") urge the board of directors to adopt a policy that stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by AMR's management, to ratify the compensation of the named executive officers ("NEOs") set forth in the Proxy Statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but excluding the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and will not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote is non-binding, but gives stockholders a clear voice that could help shape senior executive compensation.

        Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any direct mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

        Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge AMR's board to allow stockholders to express their opinion about senior executive compensation at AMR by establishing an annual referendum process. The results of such a vote will, we believe, provide AMR with useful information about whether shareholders view the company's senior executive compensation, as reported each year, to be in stockholders' best interests.

        We urge stockholders to vote for this proposal.

—End of Stockholder Proposal—

—The Board of Directors Position—

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6.

        The Board of Directors believes that our company's process for determining executive compensation is a thoughtful, performance-based, objective and transparent process. It is the responsibility of the Compensation Committee, which is comprised entirely of independent directors, to establish and maintain a fair, equitable and competitive compensation policy to serve the purpose of attracting, motivating and retaining the best executives available to implement our company's strategies, achieve its goals and benefit its stockholders. When setting compensation levels, the Compensation Committee makes many complicated decisions that require judgment and careful balancing among a number of competing interests.

        Proposal 6 recommends that stockholders be asked to ratify compensation paid to our company's named executive officers. A competitive compensation program is essential to our company's long-term performance. Adoption of the proposal could put our company at a competitive disadvantage and negatively impact shareholder value by impeding its ability to recruit and retain talented personnel, which is critical to its success. Adopting the proposal could also lead to a perception among our company's personnel and prospective employees that opportunities with our company may be limited, especially as compared with opportunities at companies that have not adopted this practice.

        The proposal suggests that companies in the U.K. have been successful in implementing an advisory vote and, therefore, companies in the U.S. should resort to this approach. However, given the vast differences between the U.K. and the U.S. in corporate governance policies, the U.K.'s success and experience with such stockholder advisory votes offers little or no guidance as to the effect that it may have on our company. Our company is currently not aware of any of its competitors that have adopted this practice.

        An advisory vote is also not an effective mechanism for conveying stockholder opinions regarding executive compensation. The proposed advisory vote would not benefit our company or its stockholders because it would not provide the Compensation Committee with any clear indication of the reasoning behind the vote. An advisory vote would not communicate stockholder views of the merits, limitations or preferred enhancements of executive compensation. Instead, an advisory vote would require the Compensation Committee to speculate about the meaning of the stockholder vote. For example, a negative vote could signify that stockholders do not approve of the amount or type of compensation awarded, or alternatively that stockholders do not approve of the format or level of disclosure in the Summary Compensation Table and accompanying narrative disclosure. Any conclusions that the Compensation Committee might reach would be purely speculative due to the lack of information conveyed through the vote and therefore counter-productive to the desired effect of such vote.

        The Board of Directors is already accountable to stockholders regarding our company's executive compensation policies, and it exercises great care and discipline in determining and disclosing executive compensation. In compliance with the new SEC rules, the Compensation Discussion and Analysis section of this Proxy Statement discloses the approach, philosophy and relevant details of our company's executive compensation so that stockholders can evaluate our company's approach to rewarding its executives.

        The Board of Directors appreciates stockholders' interests in executive compensation and understands that we must hear and value stockholders' views. Our company's Governance Policies are intended to ensure that the Board of Directors responds to stockholder concerns regarding our company's executive compensation strategy, or any other matter of interest. Stockholders already have an effective mechanism to facilitate communications between the directors and stockholders and other interested third parties, therefore an advisory vote is not necessary. Stockholders may contact the Lead Director, a standing committee of the Board, the Board of Directors as a whole or any individual director in writing at the address on page 10 of this Proxy Statement. The Board of Directors believes that this approach allows stockholders to voice specific observations or concerns and to communicate clearly and effectively with the Board of Directors. An advisory vote not only does not provide this type of communication, but also creates more questions than answers.

        The Board believes that adopting Proposal 6 is unnecessary and not in the best interests of our company or the best interests of its stockholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6.

OTHER MATTERS

        If any other matters properly come before the annual meeting, we intend for the proxies identified on page 4 of this Proxy Statement to vote in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file statements of beneficial ownership and changes in beneficial ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of such statements. Based solely on a review of the copies of such statements furnished to us and written representations that no other such statements were required, we believe that our directors and executive officers complied with all such requirements during fiscal year 2006.

OTHER INFORMATION

        From time to time, stockholders submit proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. We must receive proposals for inclusion in the 2008 proxy statement no later than December 22, 2007. All stockholders submitting proposals must meet the stockholder eligibility requirements of 14a-8 of Regulation 14A of the Exchange Act (available on the SEC website). Direct any such proposal, as well as any related questions, to our Corporate Secretary at the address below.

        Our bylaws provide that any stockholder wishing to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials and nominations for directors, must notify the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the annual meeting. For our 2008 annual meeting, we must receive such notice between February 16, 2008 and March 18, 2008. The stockholder must provide the notice in writing setting forth the item proposed to be brought before the annual meeting. The notice must also identify the stockholder and disclose the stockholder's interest in the proposed item.

        Under our bylaws, nominations for director, other than those made by or at the direction of the Board of Directors, must be made by timely written notice to our Corporate Secretary, setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the SEC and including evidence of such nominee's consent to serve. We must receive such notice not less than 120 calendar days before the date we release our proxy statement to stockholders in connection with the previous year's annual meeting. For our 2008 annual meeting, we must receive such notice on or prior to December 22, 2007.

        The Nominating/Corporate Governance Committee has adopted a policy whereby it will consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to:

AMR Corporation
Corporate Secretary
P.O. Box 619616, MD 5675
Dallas/Fort Worth International Airport, Texas 75261-9616

        We will forward submissions of candidates that meet the criteria for director nominees approved by the Board of Directors that we receive pursuant to this process to the Chairman of the Nominating/Corporate Governance Committee for further review and consideration. The criteria for director nominees are described in Director Nominees on page 12 of this Proxy Statement and are also available on the Investor Relations section of our website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link.

        In certain sections of this Proxy Statement, references are made to documents that may be found at our website www.aa.com/investorrelations by clicking on the "Corporate Governance" link. All summaries of documents in this Proxy Statement are qualified in their entirety by reference to the text of the document on our website.

AMR CORPORATION

April 20, 2007

2007 ANNUAL MEETING
AMR CORPORATION

American Airlines Training & Conference Center
Flagship Auditorium
4501 Highway 360 South, Fort Worth, Texas 76155

Wednesday, May 16, 2007

Registration Begins:	7:15 a.m. (Central Daylight Time)
Meeting Begins:	8:00 a.m. (Central Daylight Time)
•	AMR Corporation stockholders as of the close of business on March 19, 2007 are entitled to attend the annual meeting on May 16, 2007
•
Admission to the annual meeting will be by ticket only—please bring the admission ticket printed on, or included with, the proxy card or voting instruction form, or other proof of beneficial ownership of AMR Corporation shares as of March 19, 2007, such as a statement from your broker reflecting your stock ownership as of March 19, 2007. Each stockholder may be asked to present valid picture identification, such as a driver's license. If you do not have valid picture identification and either an admission ticket or appropriate documentation that you owned AMR stock on March 19, 2007, you may not be admitted to the meeting. All stockholders and their guests will be required to check-in at the registration desk.
•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 19, 2007
•	Please allow ample time for check-in
•	Thank you for your interest and support—your vote is important!

A D M I T T A N C E    T I C K E T
AMR CORPORATION

The 2007 Annual Meeting of Stockholders will be held at 8:00 a.m., Central Daylight Time, on Wednesday, May 16, 2007, at the American Airlines Training & Conference Center, Flagship Auditorium 4501 Highway 360 South, Fort Worth, Texas 76155

TO ATTEND THIS MEETING
YOU MUST PRESENT THIS
ADMITTANCE TICKET OR
OTHER PROOF OF SHARE
OWNERSHIP

Stockholders may be asked for
a valid picture identification.

Registration begins at 7:15 a.m.

NOTE: Cameras, tape
recorders or other similar
recording devices will not be
allowed in the meeting room.

PROXY/VOTING INSTRUCTION CARD
AMR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF AMR CORPORATION

The undersigned hereby appoints Gerard J. Arpey, David L. Boren and Ann M. Korologos, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 16, 2007, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

Employees/Participants Holding Shares of AMR Corporation's Stock as an Investment Option Under the $uper $aver 401(k) Plan (the "Option"): This card also constitutes your voting instructions to the appointed investment manager for those shares held in the Option. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, United States Trust Company, National Association ("U.S. Trust"), as investment manager of the Option, will vote the shares held in the Option for which timely voting instructions are received as instructed by you. Your voting instructions to U.S. Trust are confidential. In order for your vote to be counted, U.S. Trust must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on May 11, 2007. Any shares for which timely instructions are not received by U.S. Trust will be voted in the same manner and proportion as those shares for which timely instructions are received. The number of shares you are eligible to vote is based on your unit balance in the Option on March 19, 2007, the record date for the determination of stockholders eligible to vote. If you have any questions regarding your voting rights under the Option, this voting instruction card or the confidentiality of your vote, please contact U.S. Trust between the hours of 9:00 a.m. and 4:00 p.m., Pacific Daylight Time, at 1-800-535-3093.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you vote your shares using the Internet, vote by telephone or sign and return this card.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
AMR CORPORATION
May 16, 2007
PROXY VOTING INSTRUCTIONS
THREE WAYS TO VOTE:
As a stockholder, you can help AMR Corporation save both time and expense by voting this proxy over the Internet or by touch-tone telephone.

 INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have this proxy card available when you access the web page.
                                                             -OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have this proxy card available when you call.
                                                             -OR-
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.	COMPANY NUMBER ACCOUNT NUMBER
THANK YOU FOR VOTING!
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
The Board of Directors recommends a vote FOR proposals 1 and 2; and AGAINST proposals 3, 4, 5 and 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	Election of Directors:	NOMINEES:	2. Ratification of the selection by the Audit Committee of Ernst & Young LLP as independent auditors for the year 2007	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL NOMINEES EXCEPT (See instructions below)	( ) Gerard J. Arpey
( ) John W. Bachmann
( ) David L. Boren
( ) Armando M. Codina
( ) Earl G. Graves
( ) Ann M. Korologos
( ) Michael A. Miles
( ) Philip J. Purcell
( ) Ray M. Robinson
( ) Judith Rodin
( ) Matthew K. Rose
( ) Roger T. Staubach
3. Stockholder Proposal Relating to
Cumulative Voting for the Election of
Directors

4. Stockholder Proposal Relating to Special
Shareholder Meetings

5. Stockholder Proposal Relating to
Performance Based Stock Options

6. Stockholder Proposal Relating to Advisory
			Resolution to Ratify Executive Compensation	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐
This proxy, when properly signed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees; FOR proposal 2; and AGAINST proposals 3, 4, 5 and 6.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL NOMINEES EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	If you plan to attend the Annual Meeting, please mark this box: ☐

Signature of Stockholder _________________ Date: ________ Signature of Stockholder _________________ Date: ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.